Filed Pursuant to Rule 424(b)(5)
Registration Statement No.: 333-206357

PROSPECTUS SUPPLEMENT
(to Prospectus dated August 27, 2015)

2,880,000 Common Shares
Warrants to Purchase up to 2,880,000 Common Shares and the Common Shares Issuable Upon Exercise

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We are offering 2,880,000 common shares, no par value, and warrants exercisable to purchase up to 2,880,000 common shares, together with 2,880,000 common shares issuable upon exercise of the warrants. The purchase price for one common share and a warrant to purchase one common share is $2.00. Each warrant has an initial exercise price of $2.50 per common share. Warrants to purchase up to 1,500,000 of the common shares, the “Fund Warrants”, contain price protection provisions. If we, at any time while the Fund Warrants are outstanding, effect certain variable rate transactions and the issue price, conversion price or exercise price per share applicable thereto is less than the exercise price then in effect for the Fund Warrants, then the exercise price of the Fund Warrants shall be reduced to equal such price. For a period of one year from the date of the subscription and purchase agreements, we may not enter into a variable rate transaction without the purchaser’s consent. In addition, if as of the 180 day anniversary of the date of the purchase agreements, the quotient of (x) the sum of the volume weighted average price of our common shares for each trading day during the five (5) consecutive trading days ending and including the trading day immediately preceding the such date, divided by (y) five (5) is less than the exercise price then in effect for the Fund Warrants, the exercise price of the Fund Warrants shall be adjusted to the such price. For a more detailed description of both types of warrants, see the section entitled “Description of Warrants” beginning on page S-17 of this prospectus supplement. The common shares and warrants are being offered directly to investors. This offering is made pursuant to subscription and purchase agreements between us, on the one hand, and certain investors, on the other hand, each dated as of November 30, 2015.

The proceeds to us before expenses will be $5,760,000. We retained Ladenburg Thalmann & Co. Inc. to act as placement agent in connection with the offering and have agreed to pay a cash fee equal to 6.75% of the aggregate proceeds of the offering and the additional compensation as described in the section entitled “Plan of Distribution” beginning on page S-16 of this prospectus supplement. We estimate the expenses payable by us, excluding such fees payable to the placement agent, will be approximately $570,000.

Our common shares are traded on The NASDAQ Global Market under the symbol “ANY”. On November 27, 2015, the last reported sale price for our common shares on The NASDAQ Global Market was $1.79 per share. Any of our common shares sold pursuant to this prospectus supplement and any of our common shares to be issued upon the exercise of any warrants sold pursuant to this prospectus supplement will be listed on The NASDAQ Global Market. There is no established trading market for the warrants and we do not expect a market to develop. We do not intend to apply to list the warrants on any national securities exchange. Delivery of the securities offered hereby is expected to be made on or about December 4, 2015 unless otherwise agreed by the company and the investors.

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Investment in our securities involves significant risks. You should consider the risks included in the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement, page 6 of the accompanying prospectus and the risk factors incorporated by reference into this prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 30, 2015

TABLE OF CONTENTS

Prospectus Supplement

-i-

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common shares and warrants to purchase common shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference, on the other hand, you should rely on the information in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, and the additional information described below under the heading “Where You Can Find Additional Information” carefully because these documents contain important information you should consider when making your investment decision. Whenever we make reference in this prospectus supplement to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement or the documents incorporated by reference for copies of the actual contract, agreements or other document. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information provided in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference into this prospectus supplement. We have not authorized anyone to provide you with different information. This prospectus supplement is not an offer to sell these securities and it is not soliciting offers to buy these securities, in any jurisdiction where the offer or sale of these securities is not permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or of any sale of any securities. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any sale of a security.

In this prospectus supplement, unless otherwise indicated or the context otherwise requires, references to “Sphere,” “we,” “company,” “us,” or “our” refer to Sphere 3D Corp. and its consolidated subsidiaries.

SUMMARY

The following is only a summary and therefore does not contain all of the information you should consider before investing in our securities. We urge you to read this entire prospectus supplement and the accompanying prospectus, including the matters discussed under “Risk Factors” and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus from our other filings with the SEC, and the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference into this prospectus supplement and the accompanying prospectus from our other filings with the SEC.

Our Company

We are a virtualization technology and data management solutions provider with a portfolio of products that address the complete data continuum. We enable the integration of virtual applications, virtual desktops, and storage into workflow, and allow organizations to deploy a combination of public, private or hybrid cloud strategies. We achieve this through the sale of solutions that are derived from our primary product groups: disk systems, virtualization, and data management and storage.

We have a global presence and maintain offices in multiple locations. Executive offices and our primary operations are conducted from our San Jose and San Diego, California locations. Our main office is located at 9112 Spectrum Center Blvd., San Diego, CA 92123. Our virtualization product development is primarily done from our research and development center near Toronto, Canada. Our European headquarters are located in Germany. We maintain additional offices in Singapore, Japan, and the United Kingdom.

We were incorporated on May 2, 2007 under the Business Corporations Act (Ontario) as “T.B. Mining Ventures Inc.”. Our registered office is located at 240 Matheson Blvd. East Mississauga, Ontario L4Z 1X1 and our main telephone number is (858) 571-5555. Our Internet address is http://www.sphere3d.com. Except for the documents referred to under “Where You Can Find Additional Information” which are specifically incorporated by reference into this prospectus supplement, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus supplement. We have included our website address only as an interactive textual reference and do not intend it to be an active link to our website.

Recent Developments

Registered Direct Sales

On September 28, 2015 and October 14, 2015, we closed on the issuance and sale of, in the aggregate, 1,417,961 of our common shares, warrants exercisable to purchase up to 354,490 common shares, adjustment warrants which may, in certain circumstances, become exercisable to purchase a number of common shares to be determined at such time (if any) as such adjustment warrants become exercisable following an additional financing by us prior to December 31, 2015, for an aggregate offering price of approximately U.S.$3.3 million. Each of these warrants has an initial exercise price of U.S.$2.33 per warrant share. The warrants are immediately exercisable and have a five year term. Each adjustment warrant has an initial exercise price of U.S.$0.01 per common share. The adjustment warrants will become exercisable if we complete an additional financing prior to December 31, 2015, including with this offering, under the circumstances described below in the section entitled “Risk Factors” beginning on page S-6, and, in the event they become exercisable, will expire on March 31, 2016.

As a result of our issuance and sale of the shares in these registered direct transactions, we triggered certain price protection provisions in that certain purchase agreement, by and between us and an investor, dated as of August 10, 2015, as amended. As a result, we issued to the investor an additional 252,308 common shares, additional warrants for the purchase of up to 252,308 common shares. These warrants are immediately exercisable and have a five year term. Pursuant to the terms of our registration rights agreement with the investor, we are required to register the shares and the shares issuable upon exercise of the warrant. We recently filed a registration statement on Form F-3 to register these shares.

In addition, in connection with the consummation of this offering, we will trigger price protection provisions in each of the warrants and adjustment warrants issued in connection with our recent registered direct sales and in our August 2015 purchase agreement. As a result, (a) the number of common shares issuable upon exercise of the warrants issued in our recent registered direct financings will be increased by 1,297,436, (b) the adjustment warrants we issued in our recent registered direct financings shall become exercisable for 233,964 common shares, (c) we will be required to issue 141,631 common shares to the investor in our August purchase agreement, and (d) the number of common shares issuable upon exercise of the warrant issued to the investor pursuant to the August purchase agreement will be increased by 141,631. We will be required to register these common shares and common shares issuable upon exercise of the warrant issued to the investor pursuant to our August purchase agreement.

Restricted Equity Issuances

At our June 2015 Annual and Special Meeting of Shareholders, the shareholders approved the adoption of our 2015 Performance Incentive Plan, initially authorizing the award of up to a maximum of 8,790,315 common shares pursuant to the plan, as well as approved our Employee Stock Purchase Plan, authorizing the purchase of up to 2,000,000 common shares by employees under the plan. On August 26, 2015, our Compensation Committee granted to certain executive officers awards of, in aggregate, 1.9 million restricted stock units and 0.5 million of non-qualified stock options. The restricted stock units vest and are payable over a period of approximately 2.5 years. On August 31, 2015, the non-qualified stock options vested 22.22% and the remainder vests in a series of equal monthly amounts over 2.3 years.

V3 Litigation

In April 2015, we filed a proof of claim in connection with bankruptcy proceedings of V3 Systems, Inc. (“V3”) based on breaches by V3 of the Asset Purchase Agreement entered into between V3 and us dated February 11, 2014 (the “APA”). On October 6, 2015, U.S. Dissolution Liquidating Trust, the apparent successor to V3, filed a complaint against us and certain of our current and former directors in the United States Bankruptcy Court for the District of Utah Central Division objecting to our proof of claim and asserting claims for affirmative relief against us and our directors. This complaint alleges, among other things, that we breached the APA and engaged in securities fraud in connection with the issuance of the common shares issued to V3 in connection therewith. The plaintiff claims that the alleged breaches and certain other actions and/or omissions on the part of Sphere and its directors resulted in V3’s failure to receive earn-out consideration under the APA and caused V3 to be unable to timely sell the Sphere common shares received by V3 pursuant to the APA and, as a result, V3 defaulted on several debts, ultimately leading to its bankruptcy. The plaintiff seeks, among other things, monetary damages for the loss of the potential earn-out consideration, the value of the common shares held back by us pursuant to the APA and costs and fees. We believe the lawsuit to be without merit and intend to vigorously defend against the action.

Settlement of Merger Litigation

On October 2, 2015, the court in the previously disclosed consolidated action relating to our merger with Overland Storage, Inc. approved the terms of the class action settlement and the merger litigation was dismissed with prejudice and terminated on that date. The consolidated action had alleged breaches of fiduciary duties and conflicts of interest against Overland’s directors relating to the merger process, the terms of the merger agreement, and the consideration to be received by Overland’s shareholders under the terms of the merger agreement. On June 26, 2015, the court had preliminarily approved the proposed settlement under a memorandum of understanding and stipulation of settlement entered into between plaintiffs and defendants. The memorandum of understanding provided, among other things, for the inclusion of supplemental disclosures in Amendment No. 2 to the Registration Statement on Form F-4 that was filed with the Securities and Exchange Commission on October 14, 2014.

Amendment to Convertible Debenture

The Company has entered into an amendment to its 8% Senior Secured Convertible Debenture with FBC Holdings S.A.R.L. (“FBC”). Pursuant to this amendment and on the condition that the Company provides to FBC subscription agreements evidencing the raise by the Company of at least $2,750,000 (the “Raise”) in immediately available funds through the issuance of common shares and/or warrants (i) FBC will make a loan to the Company of an additional $5,000,000 pursuant to the terms of the Company’s revolving credit agreement with FBC upon the Company’s request, (ii) the Company will then reduce the conversion price for the entire principal of the debenture to $3.00 per common share, (iii) if the maturity date of the Company’s Silicon Valley Bank credit facility is extended beyond its current maturity date (which would automatically cause the extension of the loans made pursuant to the Company’s revolving credit agreement with FBC), the Company will issue warrants to FBC to purchase up to 500,000 common shares at a price per share equal to 110% of the closing price of the common shares on The NASDAQ Global Market immediately prior to the date of any such extension and (iv) any failure to complete the Raise prior to December 15, 2015 will constitute a default under the debenture.

The Offering

Securities we are offering:

2,880,000 common shares, no par value, and warrants initially excercisable to purchase up to 2,880,000  common shares, together with 2,880,000  common shares issuable upon exercise of the warrants. The common shares and warrants will be issued separately.

Description of Warrants:

Each warrant has an initial exercise price of U.S. $2.50  per common share. The warrants are immediately exercisable and have a five year term. This prospectus supplement also relates to the offering of the shares of common shares issuable upon exercise of the warrants.

Common shares to be outstanding after the offering:	44,428,464 shares.

Use of proceeds:

We intend to use the net proceeds from the sale of our common shares and warrants for general corporate purposes. To the extent that we receive cash upon exercise of the warrants, we currently expect to use that cash for general corporate purposes. These purposes may include repayment of debt, working capital needs, capital expenditures, acquisitions and any other general corporate purpose. See “Use of Proceeds” beginning on page S-11.

Risk factors:

See “Risk Factors” beginning on page S-6 of this prospectus supplement, and the other information included in this prospectus supplement or incorporated by reference, for a discussion of factors you should consider before making an investment decision.

The NASDAQ Global Market symbol:

Our common shares are listed on The NASDAQ Global Market and trade under the symbol “ANY.” The common shares sold pursuant to this prospectus supplement and the accompanying prospectus and any common shares issued upon the exercise of the warrants sold pursuant to this prospectus supplement and the accompanying prospectus will be listed on The NASDAQ Global Market. There is no established trading market for the warrants and we do not expect a market to develop. We do not intend to apply to list the warrants on any national securities exchange.

The number of common shares to be outstanding after this offering is based on 41,548,464 common shares outstanding as of November 30, 2015, and excludes as of such date:

•	3,791,737 common shares subject to outstanding options having a weighted-average exercise price of $2.54 per share;

•	1,090,567 common shares reserved for issuance in connection with future awards under our 2015 Performance Incentive Plan and 6,177,124 restricted share units outstanding and unreleased under the plan;

•	2,000,000 common shares reserved for future sale under our Employee Stock Purchase Plan;

•

4,377,891 common shares subject to outstanding warrants having a weighted-average exercise price of $5.30 per share, including warrants to purchase up to, in aggregate, 300,000 common shares issued on February 19, 2015, March 6, 2015, and March 20, 2015 to FBC Holdings S.à r.l. in connection with draws on our Revolving Credit Agreement with FBC (with each such warrant’s exercise price being determined by reference to 110% of the closing price for our common shares on The NASDAQ Global Market on the last complete trading day immediately prior to issuance);

•	2,880,000 common shares issuable upon exercise of warrants to be issued in this offering; and

•	100,800 common shares issuable upon exercise of warrants, to be issued to the placement agent in connection with this offering.

Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise of our outstanding warrants or options to purchase common shares described above.

The common shares issuable upon the exercise of certain our outstanding warrants, the exercise price of certain of our warrants, and the common shares issuable pursuant to that certain purchase agreement, by and between us and an investor, dated as of August 10, 2015, as amended, are subject to price protection adjustments in certain circumstances. See “Dilution” for more information about these possible price protection adjustments.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included in this prospectus supplement and the accompanying prospectus, you should carefully consider the risk factors set forth in our most recent Annual Report on Form 40-F on file with the SEC, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the following risk factors which supplement or augment the risk factors set forth in our Annual Report on Form 40-F. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to Our Securities and this Offering

Our share price has been volatile and your investment in our securities could decrease in value.

The market price for securities of technology companies, including ours, historically has been highly volatile, and the market from time to time has experienced significant price and volume fluctuations that are unrelated to the operating performance of such companies. For example, during the 12-month period ended September 30, 2015, our closing share price on The NASDAQ Global Market has ranged from a low of $1.99 to a high of $9.50. Fluctuations in the market price or liquidity of our common shares may harm the value of your investment in our securities. You may not be able to resell your common shares, including any shares issuable upon the exercise of the warrants, at or above the price you pay for those shares due to fluctuations in the market price caused by changes in our operating performance or prospects and other factors, including, among others:

•	actual or anticipated fluctuations in our operating results or future prospects;

•	our announcements or our competitors’ announcements of new products;

•	public reaction to our press releases, our other public announcements and our filings with the SEC;

•	strategic actions by us or our competitors;

•	changes in financial markets or general economic conditions;

•	our ability to raise additional capital as needed;

•	developments regarding our patents or proprietary rights or those of our competitors; and

•	changes in stock market analyst recommendations or earnings estimates regarding our common shares, other comparable companies or our industry generally.

The warrants are a risky investment and may expire worthless.

As of November 25, 2015, the last reported price of our common shares on The NASDAQ Global Market was $1.81 per share. In order for you to recover the value of your investment in the warrants, our share price must be more than the exercise price of the warrants $2.50. There can be no assurance that the trading price of our common shares will exceed the exercise price.

If not exercised prior to expiration, the warrants may expire pursuant to their terms, in which case you will lose your entire investment in the warrants.

You may not be able to resell your warrants.

There is no established trading market for the warrants being offered in this offering, and we do not expect such a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange or other nationally recognized trading system, and you may not be able to resell your warrants. If your warrants cannot be resold, you will have to depend upon any appreciation in the value of our common stock over the exercise price of the warrants in order to realize a return on your investment in the warrants.

Future sales of our common shares could adversely affect the market price and our future capital-raising activities could involve the issuance of equity securities, which would dilute your investment and could result in a decline in the trading price of our common shares.

We may sell securities in the public or private equity markets if and when conditions are favorable, even if we do not have an immediate need for additional capital at that time. Sales of substantial amounts of common shares, or the perception that such sales could occur, could adversely affect the prevailing market price of our common shares and our ability to raise capital. We may issue additional common shares in future financing transactions or as incentive compensation for our executive management and other key personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding common shares. The market price for our common shares could decrease as the market takes into account the dilutive effect of any of these issuances.

Sales of shares issued in recent placements may cause the market price of our shares to decline.

We have recently closed private placements and issued common shares and warrants exercisable to purchase our common shares. Further, we have registered, or are in the process of registering, with the SEC the common shares issued in these offerings and issuable upon exercise of the warrant for resale. Upon the effectiveness of the registration statements for these offerings, the common shares issued in the offerings and issuable upon exercise of the warrants may be freely sold in the open market. The sale of a significant amount of these common shares in the open market, or the perception that these sales may occur, could cause the market price of our common shares to decline or become highly volatile.

Sales of securities in this offering and future sales of our common shares under certain circumstances may trigger price-protection provisions in certain of private placement agreements, outstanding warrants and adjustment warrants, which would dilute your investment and could result in a decline in the trading price of our common shares.

If, at any time until December 31, 2015, we complete an equity financing involving the issuance and sale of our common shares and related additional warrants at a price per common share that is lower than $2.33, then (a) the initial exercise price for the warrants we issued in our recent registered direct financings will be adjusted to equal the exercise price of such additional warrants (if lower) as of the date of the consummation of their sale and (b) if the warrant coverage in such financing is greater than 25%, the number of common shares issuable upon exercise of the warrants issued in our recent registered direct financings will be increased to the product obtained by multiplying the number of common shares issuable upon exercise of these warrants immediately prior to the adjustment by, the quotient obtained by dividing: (x) the number of common shares issuable upon exercise of the additional warrants issued divided by the number of common shares issued in such additional equity financing to the holders of the additional warrants; by (y) the number of common shares issuable upon exercise of the warrants issued in our recent registered direct financings immediately prior to the adjustment divided by the number of common shares issued to the investor in our recent registered direct financings (aggregated with common shares issuable to the warrant holder pursuant to adjustable warrants) or (c) if the warrant coverage in such financing is less than 25%, the number of common shares issuable upon exercise of the warrants issued in our recent registered direct financings shall be increased to 25% of the quotient obtained by dividing the aggregate purchase price paid by the warrant holder by the per share purchase price in the additional financing.

In addition, if, at any time until December 31, 2015, we complete an equity financing involving the issuance and sale of our common shares at a price per share that is lower than $2.33, then the adjustment warrants we issued in our recent registered direct financings shall become exercisable for that number of common shares equal to (i) the number of common shares that the adjustment warrant holder would have received for its aggregate investment amount in our recent registered direct financings had the purchase price for one common share, a warrant and an adjustment warrant been equal to the purchase price per share in such additional equity financing minus (ii) the number of common shares actually purchased by such investor in our recent registered direct financings.

Further, we have agreed to give the investor in our August 2015 private placement additional common shares, adjust the exercise price for the warrants issued to this investor, and issue additional warrants exercisable for the purchase of our common shares if,  in connection with an equity capital raise for cash on or before December 31, 2015, we sell common shares at a price per share that is lower than $2.33 per share or sell new warrants to purchase common shares with an exercise price per share that is lower than $2.33. The number of additional common shares the investor would receive would equal the difference between (x) the number of shares that the investor would have received had the purchase price been equal to the per share purchase price at which common shares were issued in the additional equity financing and (y) the aggregate number of common shares purchased by the investor in the August private placement, the adjusted share amount. The exercise price of the warrant would be adjusted to equal the exercise price per share of the warrants issued in the additional equity financing (if lower) as of the date of the consummation of the additional equity financing. The number of common shares issuable upon exercise of each warrant would be increased to equal the adjusted share amount. We triggered the price protection provision in this August 2015 purchase agreement in connection with our recent registered direct financings, resulting in the issuance to this investor of an additional 252,308 common shares and warrants exercisable to purchase 252,308 common shares. We are not obligated to issue additional common shares to the investor to the extent that any such issuance, together with any issuance of common shares or additional warrants, may constitute or are convertible into common shares that constitute, greater than 19.999% of common shares or voting power of the Company outstanding immediately prior to entry into the August 2015 purchase agreement.

In connection with the consummation of this offering, we will likely trigger price protection provisions in each of the warrants and adjustment warrants issued in connection with our recent registered direct sales and in our August 2015 purchase agreement. As a result, (a) the number of common shares issuable upon exercise of the warrants issued in our recent registered direct financings will be increased by 1,297,436, (b) the adjustment warrants we issued in our recent registered direct financings shall become exercisable for 233,964 common shares, (c) we will be required to issue 141,631 common shares to the investor in our August purchase agreement, and (d) the number of common shares issuable upon exercise of the warrant issued to the investor pursuant to the August purchase agreement will be increased by 141,631. We will be required to register these common shares and common shares issuable upon exercise of the warrant issued to the investor pursuant to our August purchase agreement.

In connection with the asset purchase agreement we entered into with Imation Corp., dated as of August 10, 2015, we issued to Imation a warrant for the purchase of our common shares. If the gross proceeds received by Imation from the sale of our common shares issued to it pursuant to the asset purchase agreement are less than $4.9 million, Imation can exercise the warrant for up to 250,000 common shares for an exercise price of $0.01 per common share such that upon the sale of such common shares issuable upon the exercise of the warrant, Imation has received, together with the gross proceeds received by Imation for the sale of the common shares issued to it pursuant to the asset purchase agreement, equals $4.9 million.

We may have to pay liquidated damages to our investors, which will increase our negative cash flows.

In connection with our recent private placements, we entered into registration rights agreements. Under the terms of these registration rights agreements, subject to certain limited exceptions, if registration statements covering the shares issued or issuable pursuant to warrants issued in such placements have not been declared effective within the time periods specified in the registration rights agreements or we otherwise fail to comply with certain provisions set forth in the registration rights agreements, then we will be required to pay liquidated damages. There can be no assurance that the registration statements will be declared effective by the SEC or will remain effective for the time periods necessary to avoid payment of liquidated damages.

We do not expect to pay cash dividends on our common shares for the foreseeable future.

We have never paid cash dividends on our common shares and do not anticipate that any cash dividends will be paid on the common shares for the foreseeable future. The payment of any cash dividend by us will be at the discretion of our board of directors and will depend on, among other things, our earnings, capital, regulatory requirements and financial condition.

Holders of warrants will have no rights as common shareholders until they acquire our common shares.

Until you acquire common shares upon exercise of the warrants, you will have no rights with respect to our common shares underlying these warrants, including rights to dividend payments, vote or respond to tender offers. Upon exercise of your warrants, you will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

Since we have broad discretion in how we use the net proceeds from this offering, we may use the net proceeds in ways in which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. We may use a portion of the net proceeds from this offering to fund possible investments in, or acquisitions of, complementary businesses, technologies or products. See “Use of Proceeds.” Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

We may not be able to maintain our listing on The NASDAQ Global Market , or trading on this exchange may otherwise be halted or suspended, which may make it more difficult for investors to sell our common shares and consequently may negatively impact the price of our common shares.

Maintaining the listing of our common shares on The NASDAQ Global Market requires that we comply with certain listing requirements. If our common shares cease to be listed for trading on The NASDAQ Global Market for any reason, it may harm our share price, increase the volatility of our share price, decrease the level of trading activity and make it more difficult for investors to buy or sell our common shares. Our failure to maintain a listing on The NASDAQ Global Market may constitute an event of default under our current and any future indebtedness, which would accelerate the maturity date of such debt or trigger other obligations. In addition, certain institutional investors that are not permitted to own securities of non-listed companies may be required to sell their shares adversely affecting the market price of our common shares. If we are not listed on The NASDAQ Global Market or if our public float falls below $75 million or do not otherwise meet the requirements for the use of Form F-3, we will be limited in our ability to file new shelf registration statements on SEC Form F-3 and/or to fully use one or more registration statements on SEC Form F-3. Any such limitations may harm our ability to raise the capital we need.

Risks Related to our Business

If we are unable to generate sufficient cash from operations or raise additional financing, we may be unable to fund our operations.

We require sufficient cash from operations together with cash from debt, equity or equity based financing, including financing from this offering, to fund our operations as currently conducted. Our available cash and cash equivalents was $5.0 million and our outstanding indebtedness was $29.8 million as of September 30, 2015. Cash forecasts and capital requirements are subject to change as a result of a variety of risks and uncertainties. Cash from operations can change as a result of a variety of factors including changes in sales levels, unexpected increases in product costs, increases in operating costs, and changes to the historical timing of collecting accounts receivable. In addition, we expect to continue to need raise debt, equity and equity-linked financing in the near future, but such financing may not be available on favorable terms on a timely basis or at all. If we are unable to generate sufficient cash from operations or financing sources, we may be forced to make further reductions in spending, extend payment terms with suppliers, liquidate assets where possible and/or curtail, suspend or cease planned programs or operations generally or possibly seek bankruptcy protection, which would have a material adverse effect on our business, results of operations, financial position and liquidity.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus constitute forward-looking information that involves risks and uncertainties. This forward-looking information includes, but is not limited to, statements with respect to management’s expectations regarding our future growth and business plans, business planning process, results of operations, uses of cash, performance, and business prospects. This forward-looking information may also include other statements that are predictive in nature, or that depend upon or refer to future events or conditions. Statements with the words “could”, “expects”, “may”, “will”, “anticipates”, “assumes”, “intends”, “plans”, “believes”, “estimates”, “guidance” and similar expressions are intended to identify statements containing forward-looking information, although not all forward-looking statements include such words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events.

Although management believes the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are based on the opinions, assumptions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include, but are not limited to:

•	our limited operating history;
•	our ability to manage growth;
•	our ability to integrate the businesses of Overland Storage, Inc., V3 Systems, Inc., Tandberg Data Corporation, and the RDX business we purchased from Imation Corp.;
•	the impact of competition; the investment in technological innovation;
•	any defects in components or design of our products;
•	the retention or maintenance of key personnel;
•	the possibility of significant fluctuations in operating results;
•	currency fluctuations;
•	our ability to maintain business relationships;
•	financial, political or economic conditions;
•	financing risks;
•	future acquisitions;
•	our ability to protect our intellectual property;
•	third party intellectual property rights;
•	volatility in the market price for our common shares;
•	our compliance with financial reporting and other requirements as a public company;
•	conflicts of interests;
•	future sales of our common shares by our directors, officers and other shareholders;
•	dilution and future sales of common shares;
•	acquisition-related risks; and
•	other factors described under the heading “Risk Factors” and other risk factors described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

In addition, if any of the assumptions or estimates made by management prove to be incorrect, actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking information. Accordingly, investors are cautioned not to place undue reliance on such statements.

All of this forward-looking information is qualified by these cautionary statements. Statements containing forward-looking information are made only as of the date of such document. We expressly disclaims any obligation to update or alter statements containing any forward-looking information, or the factors or assumptions underlying them, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of our common shares and warrants for general corporate purposes. In addition, to the extent that we receive cash upon exercise of the warrants, we currently expect to use that cash for general corporate purposes. These purposes may include repayment of debt, working capital needs, capital expenditures, acquisitions and any other general corporate purpose. Pending application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.

CAPITALIZATION

The following table sets forth our cash and cash-equivalents and our capitalization as of September 30, 2015 as follows:

•	On an actual basis; and(1)

•

On an as-adjusted basis to give effect to our issuance and sale of 2,880,000 common shares and warrants initially exercisable to purchase up to 2,880,000 common shares (excluding 2,880,000 common shares initially issuable upon exercise of the warrants being offered in this offering and common shares issuable pursuant to outstanding adjustment warrants or pursuant to our August 2015 purchase agreement) in this offering at the public offering price of $2.00 per common share and a warrant initially exercisable to purchase one common share, after deducting the estimated offering expenses payable by us, excluding the proceeds, if any, from the exercise of the warrants issued pursuant to this offering.

You should read the information in the following table in conjunction with our consolidated financial statements and the related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 40-F for the year ended December 31, 2014 filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2015
		As adjusted for this
(In thousands, except per share information)	Actual	offering
Cash and cash equivalents	$5,109	$10,869
Revolving Credit Agreement	$5,000	$5,000
Amended and Restated Loan and Security Agreement	$5,316	$5,316
Convertible Debenture (Long-Term)	$19,500	$19,500
Warrant liability	$-	$1,830
Stockholders’ equity
Common stock, no par value per share; unlimited shares authorized, 41,012 thousand shares issued and outstanding	$128,631	$132,561
Accumulated deficit	(48,184)	(48,184)
Accumulated Other Comprehensive Loss	(1,352)	(1,352)
Total shareholders’ equity	$79,095	$83,025
Total indebtedness and shareholders’ equity	$49,279	$51,379

(1) Subsequent to September 30, 2015, an aggregate of 536,746 common shares were issued pursuant to (i)  restricted share issuance releases and (ii) the subscription agreements we entered into with investors on October 6, 2015.

DILUTION

Our net tangible deficit as of September 30, 2015 was approximately $(28,949,000), or $(0.71) per common share. Net tangible book value deficit per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of common shares outstanding. After giving effect to the sale of 2,880,000 common shares and warrants initially exercisable to purchase up to 2,880,000 common shares (excluding 2,880,000 common shares initially issuable upon exercise of the warrants being offered in this offering and common shares issuable pursuant to outstanding adjustment warrants or pursuant to our August 2015 purchase agreement) at the public offering price of $2.00 per common share and a warrant to purchase one common share and after deducting estimated offering expenses payable by us, we would have had a net tangible deficit as of September 30, 2015 of approximately $(24,150,230) million, or $(0.55) per common share. This represents an immediate increase in net tangible book value of $0.16 per share to our existing shareholders and an immediate dilution in net tangible book value of $1.12 per share to investors in this offering. The following table illustrates this dilution:

Public offering price common share and a warrant to purchase common share		$1.67
Historical net tangible deficit per share as of September 30, 2015	$(0.71)
Increase per share attributable to this offering	$0.16
As adjusted net tangible deficit per share after this offering		$0.55
Net dilution per share to investors in this offering		$1.12

The public offering price above is prior to reduction for the value of the liability associated with the warrants. After giving effect to such reduction, the public offering price would be $1.03. The number of common shares shown above to be outstanding after this offering is based on 41,011,718 shares outstanding as of September 30, 2015 and excludes as of such date:

•	common shares subject to outstanding options having a weighted-average exercise price of $3.12 per share;

•	common shares reserved for issuance in connection with future awards under our 2015 Performance Incentive Plan;

•	common shares reserved for future sale under our Employee Stock Purchase Plan; and

•	common shares subject to outstanding warrants having a weighted-average exercise price of $5.36 per share.

•	common shares issuable upon exercise of warrants to be issued in this offering.

To the extent our outstanding options, warrants and adjustment warrants are exercised, you may experience further dilution. The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or outstanding warrants or adjustment warrants to purchase shares of our common shares. The exercise of outstanding options and warrants having an exercise price less than the offering price of the common stock in this offering, or issuance of common shares valued at less than the offering price of one common share and a warrant to purchase one common share in this offering, would further increase dilution to investors in this offering.

In connection with the consummation of this offering, we will likely trigger price protection provisions in each of the warrants and adjustment warrants issued in connection with our recent registered direct sales and in our August 2015 purchase agreement. As a result, (a) the number of common shares issuable upon exercise of the warrants issued in our recent registered direct financings will be increased by 1,297,436, (b) the adjustment warrants we issued in our recent registered direct financings shall become exercisable for 233,964 common shares, (c) we will be required to issue 141,631 common shares to the investor in our August purchase agreement, and (d) the number of common shares issuable upon exercise of the warrant issued to the investor pursuant to the August purchase agreement will be increased by 141,631. We will be required to register these common shares and common shares issuable upon exercise of the warrant issued to the investor pursuant to our August purchase agreement.

DETERMINATION OF OFFERING PRICE

The offering price for the common shares and the warrants was established through discussions between us and any investors in this offering, and with reference to the closing price of our shares on November 30, 2015 and does not necessarily relate to our asset value, net worth or other established criteria value.

PRICE RANGE OF OUR COMMON SHARES

On December 28, 2012, our common shares commenced trading on the TSX Venture Exchange under the symbol “ANY”. On July 8, 2014, our common shares commenced trading on The NASDAQ Global Market under the symbol “ANY”. On December 10, 2014, we voluntarily delisted our common shares from the TSXV.

The tables below set forth, for the periods indicated, the per share high and low closing sales prices for our common shares as reported on The NASDAQ Global Market and the TSXV. TSXV closing prices of our common shares are presented in Canadian dollars, and The NASDAQ Global Market closing prices of our common shares are presented in U.S. dollars.

TSXV:

	ANY shares TSXV
	(in C$)
	High	Low
Annual information for 2012, 2013, 2014
2012 (from December 28, 2012)	0.80	0.74
2013	6.56	0.45
2014 (through December 10, 2014)	11.15	5.45
Quarterly information for the past two fiscal years and subsequent quarters:
2013, quarter ended
December 31	6.56	2.70
September 30	2.88	0.50
June 30	0.73	0.45
March 31	0.85	0.53
2014, quarter ended
December 31 (through December 10, 2014)	10.84	5.90
September 30	11.15	6.70
June 30	10.84	6.75
March 31	8.49	5.45

The NASDAQ Global Market:

	ANY shares NASDAQ
	(in US$)
	High	Low
Annual information for 2014
2014 (from July 8, 2014)	10.00	5.21
2014, quarter ended
December 31	9.50	5.21
September 30 (from July 8, 2014)	10.00	6.15
2015, quarter ended
December 31 (through November 30, 2015)	3.36	1.79
September 30	5.71	1.99
June 30	5.17	3.14
March 31	7.13	3.47
Monthly information for the most recent six months
May 2015	4.22	3.32
June 2015	5.17	3.66
July 2015	5.71	4.95
August 2015	4.86	2.71
September 2015	2.68	1.99
October 2015	3.36	2.05
November 2015	2.75	1.79

PLAN OF DISTRIBUTION

We are selling 2,880,000 common shares, warrants to purchase up to 2,880,000 common shares, together with 2,880,000 common share issuable upon exercise of the warrants, directly to purchasers. The purchase price for one common share and a warrant to purchase one common share is $2.00. Each warrant has an initial exercise price of $2.50 per common share. The common shares and warrants will be issued separately but can only be purchased together in this offering. We have entered into subscription and purchase agreements dated November 30, 2015 with the purchasers relating to the sale of the common shares and warrants, and will upon closing of the offering issue a warrant certificate to such purchasers in the forms filed as exhibits to this prospectus supplement.

The proceeds to us before expenses will be $5,760,000. We retained Ladenburg Thalmann & Co. Inc. to act as placement agent in connection with the offering and have agreed to pay a cash fee equal to 6.75% of the aggregate proceeds of the offering and the fees and expenses incurred by the placement agent in an amount not to exceed $150,000. We have paid an expense deposit of $20,000 to the placement agent, which will be applied against accountable expenses that will be paid by us to the placement agent in connection with this offering and will be refunded to us to the extent not actually incurred by the placement agent in the event this offering is terminated. We estimate the expenses payable by us, excluding such fees payable to the placement agent, will be approximately $570,000.

We have agreed to indemnify each purchaser and certain of their related persons against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which any such indemnified party may become subject as a result of any breach of any representation, warranty, covenant or agreement made by or to be performed on our part under the subscription and purchase agreements and certain other documents, and will reimburse any such indemnified party for all such amounts as they are incurred by such indemnified party.

The placement agent is not distributing any securities offered and sold by us to investors in Canada or soliciting any investors in Canada or to any resident of Canada, and is not, directly or indirectly, advertising or soliciting offers to purchase or sell such securities in Canada.

Each purchaser could be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and, accordingly, required to comply with the requirements of the Securities Act and the Exchange Act.

We have agreed to issue to Ladenburg Thalmann & Co. Inc., as additional compensation, warrants to purchase up to 100,800 common shares, which is 3.5% of the common shares sold in this offering, at a per share exercise price of $2.06, which is equal to 3% above the public offering price per the combined common share and warrant. The warrants are exercisable for cash or on a cashless basis commencing on a date which is 180 days from the date of the effective date of this offering and expiring on a date which is no more than three years from the date of the effective date of this offering in compliance with FINRA Rule 5110(f)(2)(G)(i). The warrants and the common shares underlying the warrants have been deemed compensation by FINRA and are, therefore, subject to a 180-day lockup pursuant to Rule 5110(g)(1) of FINRA. The placement agent (or permitted assignees under the Rule) will not sell, transfer, assign, pledge or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of these warrants or the underlying securities for a period of 180 days after the effective date. In addition, the warrants provide for “piggyback” registration rights. The piggyback registration right provided will not be greater than seven years from the effective date of this offering, in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants, other than underwriting commissions incurred and payable by the holders. The exercise price and number of common shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of common shares at a price below the warrant exercise price.

Under certain circumstances, if, within six months of the consummation of the offering, we are raising capital with certain investors contacted by the placement agent in connection with this offering, then we may be obligated to pay to the placement agent, at the time of each such sale, the same percentage commission being paid to the placement agent in connection with the offering with respect to any such sale (based on the gross sale price to such investors).

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

All purchasers of common shares and warrants in this offering are advised to consult their own tax advisors regarding the federal, state, local and foreign tax consequences of the purchase, ownership, conversion or exercise, as the case may be, and disposition of such securities and the ownership and disposition of common shares issuable upon exercise of the warrants in their particular situations.

CANADIAN SELLING RESTRICTION

The common shares and the warrants have not been, and will not be, qualified for sale under the securities laws of Canada or any province or territory thereof. In addition, the placement agent will not offer or sell, directly or indirectly any of the securities (including on a private placement basis) to any resident of Canada, and will not, directly or indirectly, advertise or solicit offers to purchase or sell such securities in Canada. Each person that purchases common shares or warrants through the placement agent will be deemed to have represented to the Company and the placement agent that such purchaser is not a resident of Canada or purchasing or holding such common shares or warrants for or on behalf of a resident of Canada.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Common Shares

The material terms and provisions of our common shares being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized in the section entitled Share Capital in the accompanying prospectus.

Warrants for the Purchase of Common Shares of Sphere 3D Corp.

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to, and qualified in its entirety by, the terms set forth in the Form of Canadian Warrant to be filed as an exhibit to our Report of Foreign Issuer on Form 6-K, which we expect to file with the SEC in connection with this offering.

Exercise Price

The exercise price per common share purchasable upon exercise of the warrants is $2.50. If we, at any time while the warrants are outstanding, pay a stock dividend on our common shares or otherwise make a distribution on any class of capital stock that is payable in shares of our common stock, subdivide outstanding shares of our common stock into a larger number of shares or combine the outstanding shares of our common stock into a smaller number of shares, then, the number, class and type of shares available under the warrants and the exercise price will be correspondingly adjusted to give the holder of the warrants, on exercise for the same aggregate exercise price, the total number, class, and type of shares or other property as the holder would have owned had the warrants been exercised prior to the event and had the holder continued to hold such shares until the event requiring adjustment.

Exercisability

Holders may exercise the warrants immediately following their issuance, and the warrants will expire five years from the date of issuance. After the close of business on the expiration date, unexercised warrants will become void. Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to us in immediately available funds.

Upon our receipt of the required payment and the warrant certificate properly completed and duly executed, we will issue and deliver the common shares purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Transferability

The warrants may be transferred at the option of the warrant holder upon surrender of the warrants with the appropriate instruments of transfer.

Voting Rights

Except by virtue of such holder’s ownership of any of our common shares, the holders of the warrants do not have the rights or privileges of holders of our common shares, including any voting rights, until they exercise their warrants.

Fundamental Transactions

If and whenever at any time after the date hereof and prior to the expiration of the warrants we shall (i) subdivide or redivide its then outstanding common shares into a greater number of common shares, (ii) reduce, combine or consolidate our then outstanding common shares into a lesser number of common shares or (iii) issue common shares (or securities exchangeable for or convertible into common shares) to the holders of all or substantially all of our then outstanding common shares by way of a stock dividend or other distribution (any of such events herein called a Common Share Reorganization), then the exercise price of the warrants shall be adjusted effective immediately after the effective date of any such event in (i) or (ii) above or the record date at which the holders of common shares are determined for the purpose of any such dividend or distribution in (iii) above, as the case may be, by multiplying the exercise price in effect on such effective date or record date, as the case may be, by a fraction, the numerator of which shall be the number of common shares outstanding on such effective date or record date, as the case may be, before giving effect to such Common Share Reorganization and the denominator of which shall be the number of common shares outstanding immediately after giving effect to such Common Share Reorganization including, in the case where securities exchangeable for or convertible into common shares are distributed, the number of common shares that would be outstanding if such securities were exchanged for or converted into common shares.

If and whenever at any time after the date hereof and prior to the expiration of the warrants we consummate a capital reorganization or a reclassification or other change in the common shares (other than a Common Share Reorganization) or a consolidation or merger or amalgamation with or into any other corporation or other entity (other than a consolidation, merger or amalgamation which does not result in any reclassification of the outstanding common shares or a change of the common shares into other securities), or a transfer of all or substantially all of our undertaking and assets to another corporation or other entity in which the holders of common shares are entitled to receive shares, other securities or other property) (any of such events, excluding, however, a transaction effected solely to change our domicile, being called a Capital Reorganization), after the effective date of the Capital Reorganization each warrant holder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the warrants, in lieu of the number of common shares to which the holder was theretofore entitled upon the exercise of the warrants, the kind and aggregate number of common shares and other securities or property resulting from the Capital Reorganization which the holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the holder has been the registered holder of the number of common shares to which the holder was theretofore entitled to purchase or receive upon the exercise of the warrants. If necessary, as a result of any Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of the warrants with respect to the rights and interest thereafter of the holders such that the provisions of the warrants shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the warrants.

Fund Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to, and qualified in its entirety by, the terms set forth in the Form of Fund Warrant to be filed as an exhibit to our Report of Foreign Issuer on Form 6-K, which we expect to file with the SEC in connection with this offering.

Exercise Price

The exercise price per common share purchasable upon exercise of the warrants is $2.50. If we, at any time while the warrants are outstanding, pay a stock dividend or otherwise makes a distribution or distributions on our common shares or any other equity or equity equivalent securities payable in common shares, subdivide our outstanding common shares into a larger number of shares, combines our outstanding common shares into a smaller number of shares, or issue by reclassification of common shares any shares of our capital stock, then the number, class and type of shares available under the warrants and the exercise price will be correspondingly adjusted to give the holder of the warrants, on exercise for the same aggregate exercise price, the total number, class, and type of shares or other property as the holder would have owned had the warrants been exercised prior to the event and had the holder continued to hold such shares until the event requiring adjustment.

If we, at any time while the warrants are outstanding, effect certain variable rate transactions and the issue price, conversion price or exercise price per share applicable thereto is less than the exercise price then in effect for the warrants, then the exercise price of the warrants shall be reduced to equal such price. For a period of one year from the date of the subscription and purchase agreements, we may not enter into a variable rate transaction without the purchaser’s consent.  In addition, if as of the 180 day anniversary of the date of the purchase agreements, the quotient of (x) the sum of the volume weighted average price of our common shares for each trading day during the five (5) consecutive trading days ending and including the trading day immediately preceding the such date, divided by (y) five (5) is less than the exercise price then in effect for the warrants, the exercise price of the warrants shall be adjusted to the such price.

Exercisability

Holders may exercise the warrants immediately following their issuance, and the warrants will expire five years from the date of issuance. After the close of business on the expiration date, unexercised warrants will become void. Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to us in immediately available funds.

Upon our receipt of the required payment and the warrant certificate properly completed and duly executed, we will issue and deliver the common shares purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Holders may not exercise the warrants to the extent that, after giving effect to such issuance, the Holder (together with its affiliates and persons acting as a group) would beneficially own in excess of the 4.99% of the number of common shares outstanding immediately after giving effect to the issuance upon exercise. In certain circumstances, this beneficial ownership limit may be increased up to 9.99% of the number of common shares outstanding immediately after giving effect to the issuance upon exercise.

Transferability

The warrants may be transferred at the option of the warrant holder upon surrender of the warrants with the appropriate instruments of transfer.

Voting Rights

Except by virtue of such holder’s ownership of any of our common shares, the holders of the warrants do not have the rights or privileges of holders of our common shares, including any voting rights, until they exercise their warrants.

Fundamental Transactions

If we issue or sell any rights to purchase stock, warrants, securities or other property pro rata to the record holders of our common shares, then the Holder will be entitled to acquire the aggregate purchase rights which the Holder could have acquired if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant.

If we declare or make any dividend or other distribution of our assets to holders of common shares, by way of return of capital or otherwise, then the Holder shall be entitled to participate in such distribution to the same extent that the Holder would have participated therein if the Holder had held the number of common shares acquirable upon complete exercise of this Warrant.

If (i) we effect any merger or consolidation of the with or into another person, (ii) we effect any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer is completed pursuant to which holders of common shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding common shares, (iv) we effect any reclassification, reorganization or recapitalization of the common shares or any compulsory share exchange pursuant to which the common shares are effectively converted into or exchanged for other securities, cash or property, or (v) we consummate a stock or share purchase agreement or other business combination with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding common shares, then, upon any subsequent exercise of this warrant, the Holder shall have the right to receive, for each warrant share that would have been issuable upon such exercise immediately prior to the occurrence of such transaction, the number of common shares of the successor or acquiring corporation or of the company and any additional consideration receivable as a result of such transaction.

LEGAL MATTERS

The validity of the securities offered hereby and certain other legal matters governed by Canadian laws will be passed upon for us by Stikeman Elliot LLP, 1155 René-Lévesque Blvd. West, 40th Floor, Montréal, QC H3B 3V2. In addition, certain other matters governed by U.S. federal and New York state law will be passed on for us by O’Melveny & Myers LLP, 2765 Sand Hill Rd., Menlo Park, CA 94025.

EXPERTS

Moss Adams LLP, 4747 Executive Drive, Suite 1300, San Diego, CA 92121, an independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2014, and for the year then ended, included in our Annual Report on Form 40-F for the year ended December 31, 2014, as set forth in its report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement forms a part. Further, Moss Adams has audited the consolidated financial statements of Overland Storage, Inc., as of June 30, 2014 and 2013, and for the years then ended, included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Collins Barrow Toronto LLP, Collins Barrow Place 11 King Street West, Suite 700 Toronto, Ontario M5H 4C7, a licensed public accounting firm, has audited our consolidated financial statements at December 31, 2013 and for the year ended December 31, 2013 included in our Annual Report on Form 40-F for the year ended December 31, 2014, as set forth in its report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement forms a part. Further, Collins Barrow has audited our consolidated balance sheets, as of December 31, 2013 and 2012, and the related consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the fiscal years ended December 31, 2013 and 2012 included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

RSM Deutschland GmbH Wirtschaftsprüfungsgesellschaft, Friedrichstrasse 188, D-10117 Berlin, has audited the consolidated balance sheets of the Tandberg Companies, as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012 included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, applicable to foreign private issuers. We anticipate filing with the SEC, within three months after the end of each fiscal year, an Annual Report on Form 40-F containing financial statements audited by an independent accounting firm. We also file with the SEC Reports of Foreign Private Issuer on Form 6-K and other information with the SEC as required by the Exchange Act. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. You can find, copy and inspect information we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov which contains reports and other information that we file electronically with the SEC. You may also review such reports and other documents we file with the SEC on our website at http://www.sphere3d.com. Information included on our website is not a part of this prospectus supplement and the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities being offered hereby. Statements in this prospectus supplement or the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INFORMATION INCORPORATED BY REFERENCE

We are “incorporating by reference” information into this prospectus supplement and the accompanying prospectus. This means that we are disclosing important information to you by referring you to another document that has been separately filed with or furnished to the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and certain information that we later file with or furnish to the SEC will automatically update and supersede the information contained in documents earlier filed with or furnished to the SEC or contained in this prospectus supplement and the accompanying prospectus. The following documents filed with or furnished to the SEC are incorporated herein by reference:

•	Our Annual Report on Form 40-F (File No. 001-36532) filed with the SEC on March 31, 2015;

•

The description of our common shares contained in our Registration Statement on Form 8-A (File No. 001-36532) filed with the Commission on July 7, 2014 pursuant to Section 12 of the Exchange Act, and any other amendment or report filed for the purpose of updating such description;

•

The audited consolidated balance sheets of our company and subsidiaries as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012; the consolidated audited balance sheets of Overland Storage, Inc. and subsidiaries as of June 30, 2014 and 2013, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the fiscal years ended June 30, 2014 and 2013; the audited consolidated balance sheets of Tandberg Data S.à r.l. and subsidiaries as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012; the unaudited pro forma condensed combined financial information of our company, the Overland companies and the Tandberg companies giving effect to the acquisition of the Overland companies and derived from the historical consolidated financial statements and notes thereto of our companies; the description of the terms of our merger with Overland Storage, Inc., together with Annex A; and the description of the rights of our shareholders contained in our Registration Statement on Form F-4 (File No. 333- 197569) filed with the SEC on July 23, 2014, as subsequently amended;

•

Our Reports of Foreign Private Issuer on Form 6-K (File No. 001-36532) furnished to the SEC on January 22, 2015 (excluding Exhibit 99.1, News Release dated January 22, 2015), February 9, 2015, February 13, 2015, March 25, 2015 (excluding Exhibit 99.1, News Release dated March 23, 2015), March 31, 2015 (three reports), April 1, 2015, May 15, 2015, May 27, 2015, June 2, 2015, July 31, 2015, August 13, 2015 (excluding Exhibit 99.1, News Release dated August 13, 2015), August 14, 2015 (excluding Exhibit 99.8, News Release dated August 13, 2015), September 15, 2015, October 7, 2015, November 16, 2015 (excluding Exhibit 99.1, News Release dated November 16, 2015), and December 2, 2015 (excluding Exhibit 99.7, News Release dated December 1, 2015); and

•

All Annual Reports on Form 40-F and all Reports of Foreign Private Issuer on Form 6-K (or portions thereof) that indicate that they are being incorporated by reference into this registration statement and that we file with the SEC on or after the date on which the registration statement is first filed with the SEC until the termination or completion of the offering under this prospectus supplement and the accompanying prospectus.

Unless otherwise identified, documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this registration statement. We may incorporate future Reports of Foreign Private Issuer on Form 6-K (or portions thereof) that we furnish subsequent to the date of this prospectus supplement by indicating in such Form 6-K (or portions thereof) that they are being incorporated by reference into this prospectus supplement and the accompanying prospectus.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or by telephone from us as follows:

Sphere 3D Corp.
240 Matheson Blvd. East
Mississauga, Ontario L4Z 1X1
Attention: Investor Relations
(800) 729-8725

Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference in this prospectus supplement and the accompanying prospectus

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of the day of , 2015 by and among Sphere 3D Corp., an Ontario corporation (the “Company”), and the Investors set forth on the signature pages affixed hereto (each an “Investor” and collectively the “Investors”).

 WHEREAS, subject to the terms and conditions set forth in this Agreement (including the schedules thereto) and pursuant to an effective registration statement filed pursuant to the 1933 Act (as defined below), the Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, (i) up to an aggregate of                 Common Shares (as defined below) and (ii) the Warrants (as defined below) to purchase an aggregate of Common Shares (subject to adjustment) at an exercise price of $             per share (subject to adjustment) (together, the “Transaction”).

 WHEREAS, the Company and any Canadian Investor are executing and delivering this Agreement in reliance upon the Canadian prospectus exemption provided by Section 2.3 of National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”) or Section 73.3 of the Securities Act (Ontario), as applicable, in accordance with Schedule IV hereto.

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Canadian Investor” means an Investor that is resident in or otherwise subject to the securities laws of a jurisdiction of Canada.

“Canadian Securities Laws” means the securities laws, regulations and rules, and the blanket rulings, policies and written interpretations of and multilateral or national instruments adopted by the securities regulators in each of the provinces and territories of Canada.

“Closing” means the closing of the purchase and sale of the Shares and the Warrants on the Closing Date pursuant to Section 3.1 of this Agreement.

“Closing Date” means the fourth (4th) Trading Day after the date hereof.

“Common Shares” means the common shares in the capital of the Company (no par value).

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

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“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Material Contract” means any contract, instrument or other agreement to which the Company or any Subsidiary is a party or by which it is bound which has been listed on Schedule II.

“Nasdaq” means The Nasdaq Global Market.

“OSC” means the Ontario Securities Commission.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Prospectus” means the final prospectus filed for the Registration Statement, including (i) the documents incorporated by reference in the Registration Statement, including the documents incorporated by reference in such final prospectus, and (ii) in the case of a Canadian Investor, any additional documentation attached to the final prospectus and communicated to such Canadian Investor for the purposes of effecting sales into Canada.

“Prospectus Supplement” means each supplement to the Prospectus complying with Rule 424(b) of the 1933 Act that is filed with the SEC and delivered by the Company to each Investor prior to the execution and delivery of this Agreement, including (i) the documents incorporated by reference therein; and (ii) in the case of a Canadian Investor, any additional documentation attached to the supplement and communicated to such Canadian Investor for the purposes of effecting sales into Canada.

“Purchase Price” means                               ($ ).

“Registration Statement” means the effective registration statement on Form F-3 (Commission File No. 333-206357) filed by the Company with the SEC pursuant to the 1933 Act for the registration of the Securities, as such Registration Statement may be amended and supplemented from time to time (including pursuant to Rule 462(b) of the 1933 Act), including (i) all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the 1933 Act; and (ii) in the case of a Canadian Investor, any additional documentation attached to the registration statement and communicated to such Canadian Investor for the purposes of effecting sales into Canada.

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“SEC” means the U.S. Securities and Exchange Commission.

“SEC Filings” has the meaning set forth in Section 4.6.

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Shares” means the Common Shares to be purchased by the Investors hereunder.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Trading Day” means a day on which the Common Shares are traded on Nasdaq.

“Transaction Documents” means this Agreement and the Warrants.

“Warrants” means, as to each Investor, a warrant to purchase Common Shares in the form attached hereto as Exhibit B.

“Warrant Shares” means the Common Shares issuable upon the exercise of the Warrants.

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.    Purchase and Sale of the Shares and the Warrants. Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Shares and the Warrants representing the right to purchase Warrant Shares in the respective amounts set forth on Schedule I attached hereto.

3.     Closing.

3.1     Closing. The Closing of the purchase and sale of the Shares and the Warrants shall take place on the Closing Date at the offices of O’Melveny & Myers LLP, Two Embarcadero Center, 28th Floor, San Francisco, CA 94111, or at such other location and on such other date as the Company and the Investors shall mutually agree.

3.2     Closing Deliverables.

(a)     At the Closing, the Company shall deliver or cause to be delivered to each Investor the following:

(i)     evidence that the number of Shares set forth next to such Investor’s name on Schedule I attached hereto have been recorded in the name of such Investor as beneficial owner on the records of the Company’s transfer agent, TMX Equity Transfer Services Inc., in Canada, for Canadian Investors, or Continental Stock Transfer & Trust, in the United States, for all other Investors; and

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(ii)     a Warrant registered in the name of such Investor to purchase up to a number of Warrants Shares, with an exercise price equal to $            , set forth next to such Investor’s name on Schedule I attached hereto.

(b)     At the Closing, each Investor shall deliver or cause to be delivered to the Company the aggregate amount to be paid for the Shares and the Warrants purchased by such Investor hereunder, as set forth next to such Investor’s name on Schedule I attached hereto, in United States dollars and in immediately available funds by wire transfer to the account specified in writing by the Company.

4.     Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that:

4.1     Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing (where such concept exists) under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties, in each case as described in the SEC Filings. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.

4.2     Authorization. The Company has the corporate power and authority to enter into this Agreement and has taken all requisite action on its part, its officers, directors and shareholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

4.3     Capitalization. The authorized capital of the Company consists of an unlimited number of Common Shares, as set forth in the SEC Filings and in the Articles of Amalgamation of the Company, as amended and as in effect as of the date of this Agreement (the “Articles of Amalgamation”). All of the issued and outstanding Common Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable provincial, state and federal securities law and any rights of third parties. Except as described in the SEC Filings or described in Schedule III, all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable provincial, state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. Except as described in the SEC Filings, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described in the SEC Filings or described in Schedule III, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind. Except as described or listed in the SEC Filings there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described in the SEC Filings, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

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Except as described in the SEC Filings, the issuance and sale of the Securities hereunder will not obligate the Company to issue Common Shares or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

Except as described in the SEC Filings, the Company does not have outstanding shareholder purchase rights, a “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

As of               and prior to giving effect to the Transaction, there were (i)                Common Shares issued and outstanding, (ii)                Common Shares issuable upon exercise of outstanding warrants, (iii)                   Common Shares issuable upon exercise of outstanding options and (iv)                 outstanding restricted stock units.

4.4     Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws (including, in the case of the Canadian Investors, the restrictions set forth in Schedule IV hereto). The Warrants have been duly and validly authorized. Upon the due exercise of the Warrants and full payment for the exercise price thereof, the Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Company has reserved a sufficient number of Common Shares for issuance upon the exercise of the Warrants, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Securities are being issued pursuant to the Registration Statement and the issuance of the Securities will be registered by the Company pursuant to the 1933 Act. The Company has prepared and filed the Registration Statement with the SEC in accordance with the provisions of the 1933 Act. The Registration Statement is effective pursuant to the 1933 Act and available for the issuance of the Securities thereunder and the Company has not received any written notice that the SEC has issued or intends to issue a stop-order or other order with respect to the Registration Statement or the Prospectus or that the SEC otherwise has (i) suspended or withdrawn the effectiveness of the Registration Statement or (ii) issued any order preventing or suspending the use of the Prospectus, in either case, either temporarily or permanently or intends or has threatened in writing to do so. The “Plan of Distribution” section of the Registration Statement permits the issuance of the Securities hereunder. Upon receipt of the Shares and the Warrants and, upon exercise of the Warrants, the Warrant Shares, the Investors will have good and marketable title to such Securities and the Warrant Shares will be immediately freely tradable on Nasdaq (subject to applicable securities laws, and the restrictions set forth in the Warrants). At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at each deemed effective date thereof pursuant to Rule 430B(f)(2) of the 1933 Act, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and on the Closing Date, complied and will comply in all material respects with the requirements of the 1933 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company meets all of the requirements for the use of a registration statement on Form F-3 (“Form F-3”) pursuant to the 1933 Act for the offering and sale of the Securities contemplated by this Agreement, and the SEC has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(1) of the 1933 Act. The Registration Statement, as of its effective date, meets the requirements set forth in Rule 415(a)(1)(x) pursuant to the 1933 Act. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act) relating to any of the Securities, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the 1933 Act). The Company (i) has not distributed any offering material in connection with the offering and sale of any of the Securities and (ii) until no Investor holds any of the Securities, shall not distribute any offering material in connection with the offering and sale of any of the Securities to, or by, the Investors, in each case, other than the Registration Statement, the Prospectus, the Prospectus Supplements or any amendment or supplement thereto required pursuant to applicable law or the Transaction Documents. In accordance with Rule 5110(b)(7)(C)(i) of the Financial Industry Regulatory Authority, Inc.’s Manual, the offering of the Securities has been registered with the SEC on Form F-3 pursuant to the 1933 Act pursuant to the standards for Form F-3 in effect prior to October 21, 1992, and the Securities are being offered pursuant to Rule 415 of the 1933 Act.

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4.5     Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable provincial and state securities laws and post-sale filings pursuant to applicable provincial, state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, and, in the case of each Canadian Investor, Schedule IV hereto, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any shareholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Articles of Amalgamation or the Company’s Bylaw No. 1, as amended and as in effect as of the date of this Agreement (the “Bylaws”), that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including, without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

4.6     Delivery of SEC Filings; Business. The Company has made available to the Investors through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 40-F for the fiscal year ended December 31, 2014 (as amended prior to the date hereof, the “40-F”), and all other reports filed or furnished by the Company pursuant to Sections 13(a), 13(e), 14 and 15(d) of the 1934 Act since July 7, 2014 (collectively, the “SEC Filings”). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

4.7    Use of Proceeds. The net proceeds of the sale of the Shares and the Warrants hereunder shall be used by the Company for working capital and general corporate purposes.

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4.8  No Material Adverse Change. Since December 31, 2014, except as described in the SEC Filings, there has not been:

(i)     any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Form 6-K dated November 16, 2015, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii)     any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(iii)     any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

(iv)     any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

(v)     any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(vi)     any change or amendment to the Articles of Amalgamation (other than in connection with the transactions contemplated hereby) or Bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

(vii)     any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

(viii)     any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

(ix)     the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

(x)     the loss or, to the Company’s Knowledge, threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(xi)     any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

4.9     SEC Filings. At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

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4.10     No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under the Articles of Amalgamation or the Bylaws (true and complete copies of which have been made available to the Investors through the EDGAR system), or (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, except in the case of clauses (i)(b) and (ii) above, such as could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.11     Tax Matters. The Company and each Subsidiary has prepared and filed (or filed applicable extensions therefore) all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and paid all taxes shown thereon or otherwise owed by it, other than any such taxes which the Company or any Subsidiary are contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the SEC Filings. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due, other than any such taxes which the Company or any Subsidiary are contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the SEC Filings. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened in writing against the Company or any Subsidiary or any of their respective assets or property. Except as described in the SEC Filings, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

4.12     Title to Properties. Except as disclosed in the SEC Filings, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets (excluding Intellectual Property assets which are the subject of Section 4.15 hereof) owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.13     Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except to the extent failure to possess such certificates, authorities or permits could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

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4.14     Labor Matters.

(a)     Except as set forth in the SEC Filings, the Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b)     (i) There are no labor complaint, grievance, disputes or arbitration existing, or to the Company’s Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company’s employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company’s Knowledge, threatened before the Ontario Labour Relations Board, the National Labor Relations Board or any other federal, provincial, state or local labor commission or tribunal relating to the Company’s employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (iv) to the Company’s Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

(c)     The Company is, and at all times has been, in compliance with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. There are no claims pending against the Company before the Human Rights Code, the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of the Human Rights Code, Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, provincial, state or local Law, statute or ordinance barring discrimination in employment.

(d)     To the Company’s Knowledge, the Company has no liability for the improper classification by the Company of its employees as independent contractors or leased employees prior to the Closing.

4.15     Intellectual Property. The Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the Intellectual Property necessary for the conduct of the business of the Company and the Subsidiaries as currently conducted and as described in the SEC Filings as being owned or licensed by them, except where the failure to own, license or have such rights could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate. Except as described in the SEC Filings, (i) to the Company’s Knowledge, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company as described in the SEC Filings or where such rights could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate, (ii) there is no pending or, to the Company’s Knowledge, threat of any, action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to, or the validity, enforceability, or scope of, any Intellectual Property owned by or licensed to the Company or any Subsidiary or claiming that the use of any Intellectual Property by the Company or any Subsidiary in their respective businesses as currently conducted infringes, violates or otherwise conflicts with the intellectual property rights of any third party, and (iii) to the Company’s Knowledge, the use by the Company or any Subsidiary of any Intellectual Property by the Company or any Subsidiary in their respective businesses as currently conducted does not infringe, violate or otherwise conflict with the intellectual property rights of any third party.

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4.16     Environmental Matters. To the Company’s Knowledge, neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

4.17     Litigation. There are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened, except (i) as described in the SEC Filings or (ii) any such proceeding, which if resolved adversely to the Company or any Subsidiary, could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or since January 1, 2014 has been the subject of any action involving a claim of violation of or liability under federal, provincial, or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the OSC (or any other Canadian securities regulatory authority) or SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the 1933 Act or the 1934 Act.

4.18     Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto). Except as set forth in the SEC Filings filed prior to the date hereof, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

4.19     Insurance Coverage. The Company and each Subsidiary maintain in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary.

4.20     Compliance with Nasdaq Continued Listing Requirements. Except as disclosed in the SEC Filings, (i) the Company is in compliance with applicable Nasdaq continued listing requirements, (ii) there are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Shares on Nasdaq, and (iii) the Company has not received any currently pending notice of the delisting of the Common Shares from Nasdaq.

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4.21     Brokers and Finders. No Person, including, without limitation, any Investor or any current holder of Common Shares, will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

4.22     No Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 5 hereof, neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, which are or will be integrated with this offering of the Securities hereunder in a manner that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

4.23     Private Placement. Assuming the accuracy of the Canadian Investors’ representations and warranties set forth in Schedule IV hereto, the offer and sale of the Securities to the Canadian Investors as contemplated hereby is exempt from the prospectus requirement under applicable Canadian Securities Laws.

4.24     Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former shareholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has, on behalf of the Company or any Subsidiary or in connection with their respective businesses, (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds, (iii) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (iv) made any false or fictitious entries on the books and records of the Company or any Subsidiary, or (v) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.25     Transactions with Affiliates. Except as disclosed in the SEC Filings and except as would not be required to be disclosed in the SEC Filings, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.26     Internal Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the 1934 Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

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4.27     Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Each of the Investors acknowledges and agrees that the Company has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 4. Each of the Investors further acknowledges and agrees that neither the Company nor any other Person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information received by any such Investor which constitutes or may be deemed to constitute a projection, estimate or other forecast and certain business plan information, except that such information was prepared in good faith and based upon assumptions that the Company believes to have been reasonable at the time such information, if any, was provided to the applicable Investor.

5.     Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

5.1     Organization and Existence. Such Investor is a corporation, limited partnership or limited liability company, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate, partnership or limited liability company power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.

5.2     Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each will constitute the legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3     Consents. All consents, approvals, orders and authorizations required on the part of such Investor in connection with the execution, delivery or performance of each Transaction Document and the consummation of the transactions contemplated hereby and thereby have been obtained and are effective as of the date hereof.

5.4     Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee, trustee, representative or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same and has no arrangement or understanding with any other Persons regarding the distribution of such Securities in violation of the 1933 Act or any applicable federal, provincial or state securities law without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal, provincial and state securities laws. Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

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5.5     Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.6     Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.7     Accredited Investor. (i) In the case of a non-Canadian Investor, such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act, or (ii) in the case of a Canadian investor, has completed, executed and delivered to the Company the form attached hereto as Schedule IV. Such Investor was not organized for the specific purpose of acquiring the Securities and is not required to be registered as a broker-dealer under Section 15 of the Exchange Act. Each Canadian Investor shall complete, execute and deliver to the Company the form attached hereto as Schedule IV.

5.8     Legends. It is understood that certificates evidencing the Securities may bear a legend in accordance with Canadian Securities Laws in substantially the form set out in Schedule IV hereto and, in the event that no physical certificates bearing such legend are issued, written notice of the legend restriction under applicable Canadian Securities Laws is hereby provided.

5.9     Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.10     Prohibited Transactions. Since the such time as such Investor was first contacted by the Company or any other Person acting on behalf of the Company regarding the transactions contemplated hereby through the public announcement of the Transaction, neither such Investor nor any Affiliate of such Investor which (a) had knowledge of the transactions contemplated hereby, (b) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (c) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect, or will directly or indirectly effect, any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Shares, granted any other right (including, without limitation, any put or call option) with respect to the Common Shares or with respect to any security that includes, relates to or derived any significant part of its value from the Common Shares or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”). Such Investor acknowledges that the representations, warranties and covenants contained in this Section 5.10 are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 5.10.

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5.11     Beneficial Ownership. Immediately following such Investor’s purchase of the Securities hereunder, such Investor, together with its Affiliates, will not beneficially own or be deemed the beneficial owner of more than 9.9999% of all such Common Shares and other voting securities of the Company. For the purposes of this Section 5.11, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act.

The Company acknowledges and agrees that each Investor has not made any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in this Section 5 and, in the case of each Canadian investor, Schedule IV hereto.

6.     Conditions to Closing.

6.1     Conditions to the Investors’ Obligations. The obligation of each Investor to purchase the Shares and the Warrants at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a)     The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date as so qualified, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date as so qualified, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b)     The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c)     The Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Shares and the Warrant Shares on Nasdaq, a copy of which shall have been provided to the Investors.

(d)     No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

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(e)     The Company shall have delivered a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d) and (h) of this Section 6.1.

(f)     The Company shall have delivered a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company or any duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Articles of Amalgamation and Bylaws and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(g)     The Investors shall have received an opinion from O’Melveny & Myers LLP, U.S. special counsel to the Company, and an opinion from Stikeman Elliott LLP, Canadian special counsel to the Company, each dated as of the Closing Date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as the Investors may reasonably request.

(h)     No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Shares.

6.2     Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Shares and the Warrants at Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)     The representations and warranties made by the Investors in Section 5 hereof and, in the case of Canadian Investors, Schedule IV hereto, other than the representations and warranties contained in Sections 5.4, 5.5, 5.6, 5.7, and 5.8 (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date; and

(b)     The Investors shall have delivered the Purchase Price to the Company.

6.3     Termination of Obligations to Effect Closing; Effects.

(a)     The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i)     Upon the mutual written consent of the Company and the Investors;

(ii)     By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

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(iii)     By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(iv)     By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to                ;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b)     In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall forthwith be given to the other Investors by the Company and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

7.     Covenants and Agreements.

7.1     Reservation of Common Shares. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of providing for the exercise of the Warrants, such number of Common Shares as shall from time to time equal the Warrant Shares issuable from time to time.

7.2     No Conflicting Agreements. Prior to the Closing, the Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

7.3     Compliance with Laws. The Company will comply in all material respects with all laws, rules, regulations, orders and decrees of all governmental authorities applicable to this Agreement and the transactions contemplated hereby.

7.4     Listing of Shares and Related Matters. Promptly following the date hereof, the Company shall take all necessary action to cause the Shares and the Warrant Shares to be listed on Nasdaq no later than the Closing Date. Further, if the Company applies to have its Common Shares or other securities traded on any other principal stock exchange or market, it shall include in such application the Shares and the Warrant Shares and will take such other action as is necessary to cause such Common Shares to be so listed. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Shares on Nasdaq and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

7.5     Subsequent Equity Sales. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Investors, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

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7.6     Equal Treatment of Investors. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

8.     Survival and Indemnification.

8.1     Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement until the expiration of the applicable statute of limitations.

 8.2     Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, trustees, members, managers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorney fees and disbursements (subject to Section 8.3 below) and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of any representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

 8.3     Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. The Company will not be liable to any indemnified party under this Agreement (x) for any settlement by such indemnified party effected without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, or (y) for any Losses incurred by such indemnified party which a court of competent jurisdiction determines in a final judgment which is not subject to further appeal are solely attributable to (A) a breach of any of the representations, warranties, covenants or agreements made by such indemnified party under this Agreement or in any other Transaction Document or (B) the fraud, gross negligence or willful misconduct of such indemnified party.

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9.     Miscellaneous.

9.1     Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Investors. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, amalgamation, consolidation, share exchange or similar business combination transaction in which the Common Shares is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Common Shares” shall be deemed to refer to the securities received by the Investors in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2     Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

9.3     Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4     Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by electronic mail, telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (a) receipt of such notice by the recipient or (b) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Sphere 3D Corp.
9112 Spectrum Center Boulevard
San Diego, California 92123
Attention:	Kurt Kalbfleisch, Chief Financial Officer
Fax:	(858) 495-4267

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With a copy to:

O’Melveny & Myers LLP
2756 Sand Hill Road
Menlo Park, California 94025
Attention:	Warren T. Lazarow, Esq.
Paul L. Sieben, Esq.
Fax:	(650) 473-2601

If to the Investors:

__________________

__________________

__________________

__________________

9.5     Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, regardless of whether the transactions contemplated hereby are consummated. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.6     Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

9.7     Securities Laws Disclosure; Publicity. The Company and each Investor shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and, except as may be required by law, neither the Company nor any Investor shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Investor, or without the prior consent of each Investor, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the SEC or any regulatory agency or Nasdaq, without the prior written consent of such Investor, except (i) in any press release disclosing the material terms of the transactions contemplated hereby, (ii) the filing of this Agreement (including the signature pages hereto), any Prospectus Supplement, any filings required to be made with the OSC and the Form 6-K with the SEC, and (iii) to the extent such disclosure is required by law or any Nasdaq regulations, in which case (subject, in the case of Canadian Investors, to agreements and notices already made and acknowledged in Schedule IV hereto) the Company shall provide the Investors with prior notice of such disclosure permitted under this subclause (iii).

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9.8     Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9     Entire Agreement. This Agreement, including the Exhibits and the Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.10     Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11     Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York (except to the extent the provisions of the Business Corporations Act (Ontario) would be mandatorily applicable to the issuance of the Shares, the Warrants or the Warrant Shares). Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. TO THE EXTENT ALLOWABLE UNDER APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

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9.12     Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	SPHERE 3D CORP.

By:_________________________
Name:
Title:

[Signature Page to Sphere 3D Subscription Agreement]

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The Investors:	_________________________

By:______________________
Name:
Title:

Address for Notice:
_________________________
_________________________
_________________________
Fax:______________________
Investor Aggregate Purchase Price:	US$______________________

[Signature Page to Sphere 3D Subscription Agreement]

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Schedule I

Purchase and Sale of Shares and Warrants

Name	Number of Shares	Number of Warrant Shares	Aggregate Purchase Price
US$

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Schedule II

Material Contracts

•	Surplus Escrow Agreement dated December 20, 2012.

•	Value Escrow Agreement dated December 20, 2012.

•	Voting Agreements each dated July 15, 2013 between Eric L. Kelly and various shareholders of the Company.

•	Board Nomination Right Agreement dated July 15, 2013 between Eric L. Kelly and the Company.

•	Warrant Indenture Agreement dated November 12, 2013 between Equity Financial Trust Company and the Company.

•	Asset Purchase Agreement dated February 11, 2014 by and among V3 Systems, V3 Systems Holdings, Inc. and Sphere 3D.

•	Warrant Indenture dated June 5, 2014 between the Company and Equity Financial Trust Company.

•	Convertible Debenture dated December 1, 2014 between the Company and FBC Holdings S.A.R.L. for $19.5 million.

•	Escrow Agreement dated December 1, 2014 between the Company and Continental Stock Transfer and Trust Company.

•	Revolving Credit Agreement dated December 30, 2014 between the Company, Overland Storage, Inc. and FBC Holdings S.A.R.L., as amended.

•	Amended and Restated Loan and Security Agreement dated December 31, 2014 between Overland, Tandberg Data GmbH, Sphere 3D, and Silicon Valley Bank, as amended.

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Schedule III

SVB Credit Facility

Pursuant to that certain Amended and Restated Loan and Security Agreement, dated December 31, 2014, by and among Overland Storage, Inc., Tandberg Data GmbH, the Company, and Silicon Valley Bank, the stock of V3 Systems Holdings, Inc., Sphere 3D Inc., Frostcat Technologies Inc., Overland Storage, Inc., Tandberg Data Corporation, Zetta Systems, Inc. and Tandberg Data GmbH have been pledged as collateral.

FBC Facilities

Pursuant to the Revolving Credit Agreement dated as of December 31, 2014 among Sphere 3D Corp., Overland Storage, Inc. and Sphere 3D Corp., (i) the stock of V3 Systems Holdings, Inc., Sphere 3D Inc., Frostcat Technologies Inc., Overland Storage, Inc., Tandberg Data Corporation, and Zetta Systems, Inc. and (ii) 65% of the stock of Overland Storage (Europe) Limited, Overland Storage Sarl, Overland Storage GmbH, Overland Technologies Luxembourg Sarl have been pledged as collateral.

Pursuant to the 8% Senior Secured Convertible Debenture due March 31, 2018 by Sphere 3D Corp. in favor of Sphere 3D Corp., (i) the stock of V3 Systems Holdings, Inc., Sphere 3D Inc., Frostcat Technologies Inc., Overland Storage, Inc., Tandberg Data Corporation, and Zetta Systems, Inc. and (ii) 65% of the stock of Overland Storage (Europe) Limited, Overland Storage Sarl, Overland Storage GmbH, Overland Technologies Luxembourg Sarl have been pledged as collateral.

Preferred Equity Certificates

Preferred Equity Certificates, dated June 30, 2014, issued by Tandberg Data Holdings S.à r.l. to Overland Technologies Luxembourg S.à r.l., as holder, having a par value of $17,000,000.

Preferred Equity Certificates, dated June 30, 2014, issued by Overland Technologies Luxembourg S.à r.l. to Overland Storage, Inc., as holder, having a par value of $17,000,000.

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Schedule IV

Special Conditions for Canadian Investors

(Alberta, British Columbia, Ontario, Québec)

This Schedule IV, including Annex IV-1 annexed hereto, are to be completed and executed by any Investor who is a Canadian Investor, being an Investor resident in or otherwise subject to the securities laws of a jurisdiction of Canada. The Company and the Canadian Investors are executing and delivering this Agreement in reliance upon the Canadian prospectus exemption provided by Section 2.3 of NI 45-106 or Section 73.3 of the Securities Act (Ontario), as applicable.

This Schedule IV, including Annex IV-1 annexed hereto, forms part of the Subscription Agreement to which it is attached (the “Agreement”) and the Investor is otherwise subject to the terms and conditions specified in such Agreement. Terms not otherwise defined herein have the meanings attributed to them in the Agreement.

1.	Acknowledgments of the Investor

The Investor acknowledges that:

(a)     AN INVESTMENT IN THE SECURITIES IS NOT WITHOUT RISK AND THE INVESTOR MAY LOSE ITS ENTIRE INVESTMENT;

(b)     The Company may complete additional financings in the future in order to develop the business of the Company and fund its ongoing development, and such future financings may have a dilutive effect on current securityholders of the Company, including the Investor;

 (c)     The offer, sale and issuance of the Securities is exempt from the prospectus requirements of Canadian Securities Laws and, as a result: (i) the Investor may not receive information that would otherwise be required under Canadian Securities Laws or be contained in a prospectus prepared in accordance with Canadian Securities Laws, (ii) the Investor is restricted from using most of the protections, rights and remedies available under Canadian Securities Laws, including statutory rights of rescission or damages , and (iii) the Company is relieved from certain obligations that would otherwise apply under Canadian Securities Laws;

(d)     No prospectus has been filed with any Regulator in connection with the Transaction and no Regulator has made any finding or determination as to the merit for investment in, or made any recommendation or endorsement with respect to, the Securities. As used in this Schedule, “Regulator” means (i) any governmental or public entity department, court, commission, board, bureau, agency or instrumentality, (ii) any quasi-governmental, self-regulatory or private body exercising any regulatory authority and (iii) any stock exchange;

(e)     The Company is required to file a report of trade with all applicable Regulators containing personal information about Investors of the Securities. This report of trade will include the full name, residential address and telephone number of each Investor, the number and type of Securities purchased, the total purchase price paid for such Securities, the date of the Closing and the prospectus exemption relied upon under Canadian Securities Laws to complete such purchase. In Ontario, this information is collected indirectly by the OSC under the authority granted to it under, and for the purposes of the administration and enforcement of, the securities legislation in Ontario. Any Investor may contact the Administrative Support Clerk at the OSC at Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario, M5H 3S8 or by telephone at (416) 593-3684 for more information regarding the indirect collection of such information by the OSC. The Company may also be required pursuant to Canadian Securities Laws to file this Agreement on SEDAR. By completing this Agreement, the Investor authorizes the indirect collection of the information described in this Section 1(e) by all applicable Regulators and consents to the disclosure of such information to the public through (i) the filing of a report of trade with all applicable Regulators and (ii) the filing of this Agreement on SEDAR.

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(f)     The Securities are being offered on a “private placement” basis and will be subject to resale restrictions under Canadian Securities Laws, and the Company may make a notation on its records or give instructions to any transfer agent of the Shares in order to implement such resale restrictions;

(g)     The physical certificates representing the Securities (and any replacement certificate issued prior to the expiration of the applicable hold periods), if any, will bear a legend in accordance with Canadian Securities Laws in substantially the following form and, in the event that no physical certificates are issued, the below constitutes written notice of the legend restriction under applicable Canadian Securities Laws: “UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE

HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY TO OR FOR THE BENEFIT OF A CANADIAN PURCHASER UNTIL THE DATE THAT IS FOUR MONTHS AND A DAY AFTER [INSERT DISTRIBUTION DATE].”

2.	Representations and Warranties of the Investor

The Investor represents and warrants as follows to the Company at the date of this Agreement and at the Closing Date and acknowledges and confirms that the Company is relying on such representations and warranties in connection with the offer, sale and issuance of the Securities to the Investor:

(a)     THE INVESTOR HAS KNOWLEDGE IN FINANCIAL AND BUSINESS AFFAIRS, IS CAPABLE OF EVALUATING THE MERITS AND RISKS OF AN INVESTMENT IN THE SECURITIES, AND IS ABLE TO BEAR THE ECONOMIC RISK OF SUCH INVESTMENT EVEN IF THE ENTIRE INVESTMENT IS LOST;

(b)     The Investor has not been provided with a prospectus, an offering memorandum (other than the Canadian Offering Memorandum incorporating the Prospectus and the Prospectus Supplement (in each case, in final form) and remitted to the Investor) or any other document in connection with its subscription for Securities and the decision to subscribe for Securities and execute this Agreement has not been based upon any verbal or written representation made by or on behalf of the Company or any employee or agent of the Company;

(c)     The distribution of the Securities has not been made through, or as a result of, and is not being accompanied by, (i) a general solicitation, (ii) any advertisement including articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television , or (iii) any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(d)     The Investor is eligible to purchase the Securities pursuant to an exemption from the prospectus requirements of Canadian Securities Laws. The Investor has completed and delivered to the Company the Canadian Investor Certificate annexed to this Schedule IV as Annex IV-1, evidencing the Investor's status and criteria for reliance on the relevant prospectus exemption under Canadian Securities Laws and: (i) confirms that it complies with the criteria for reliance on the prospectus exemption and the truth and accuracy of all statements made in such certificate as of the date of this Agreement and as of the Closing Date; (ii) understands that the Company is required to verify that the Investor satisfies the relevant criteria to qualify for the prospectus exemption; and (iii) may be required to provide additional information or documentation to evidence compliance with the prospectus exemption.

S-A-28

(e)     The Investor is resident in the province of Alberta, British Columbia, Ontario or Québec, and, where required, is purchasing the Securities as principal;

(f)     The Investor has been independently advised as to and is aware of the resale restrictions under Canadian Securities Laws with respect to the Securities;

(g)     The Investor has obtained such legal and tax advice as it considers appropriate in connection with the offer, sale and issuance of the Securities and the execution, delivery and performance by it of this Agreement and the transactions contemplated by the Transaction Documents. The Investor is not relying on the Company, its affiliates or its counsel in this regard;

(h)     None of the funds that the Investor is using to purchase the Securities are to the knowledge of the Investor, proceeds obtained or derived, directly or indirectly, as a result of illegal activities;

(i)     No Person has made any oral or written representations to the Investor: (i) that any Person will resell or repurchase; (ii) that any Person will refund the purchase price of the Securities; or (iii) as to the future value or price of any of the Securities;

 (j)     The funds representing the aggregate Purchase Price advanced by the Investor are not proceeds of crime as defined in the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”). To the Investor's knowledge none of the subscription funds to be provided by the Investor (i) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada or any other applicable jurisdiction, or (ii) are being tendered on behalf of a person or entity (A) with whom the Company would be prohibited from dealing with under applicable money laundering, terrorist financing, economic sanctions, criminal or other similar laws or regulations or (B) who has not been identified to the Investor. The Investor acknowledges that the Company may in the future be required by law to disclose the Investor's name and other information relating to this Agreement and the Investor's subscription hereunder, on a confidential basis pursuant to the PCMLTFA or other laws or regulations and shall promptly notify the Company if the Investor discovers that any of the foregoing representations ceases to be true, and to provide the Company with appropriate information in connection therewith.

3.	Covenants of the Investor

(a)     The Investor will comply with Canadian Securities Laws concerning the subscription, purchase, holding and resale of the Securities and will consult with its legal advisers with respect to complying with resale restrictions under Canadian Securities Laws with respect to the Securities. Resale restrictions may apply to resales of the Securities outside of Canada.

(b)     The Investor will execute, deliver, file and otherwise assist the Company in filing any reports, undertakings and other documents required under Canadian Securities Laws in connection with the offer, sale and issuance of the Securities.

4.	Language

S-A-29

The Investor confirms its express wish that this Agreement (including all Schedules and Annexes), the Transaction Documents and all related documents be drafted in English. L’acquéreur confirme sa volonté expresse que la présente convention (y compris toutes les annexes et tous les appendices), les « Transaction Documents » décrits à la présente convention, ainsi que tous les documents et contrats s'y rapportant directement ou indirectement soient rédigés en anglais.

[Signature page follows]

S-A-30

The Investor:	[___________________________]

By:_________________________
Name:
Title:

[Annex IV-1 on next page]

S-A-31

Annex IV-1

Canadian Investor Certificate
(annex to Schedule IV (Special Conditions for Canadian Investors))

TO:	SPHERE 3D CORP. (THE “ISSUER”)

I.	REPRESENTATIONS AND WARRANTIES

Reference is made to the Subscription Agreement between, the Issuer and the undersigned (referred to herein as the “Investor”) dated as of the date hereof (the “Agreement”). Upon execution of this Canadian Investor Certificate by the Investor, this Canadian Investor Certificate shall be incorporated into and form a part of the Agreement with respect to such Investor. Terms not otherwise defined herein have the meanings attributed to them in the Agreement (including Schedule IV thereto) and in National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”). All monetary references in this Annex IV-1 are in Canadian dollars.

In connection with the purchase of the Securities by the Investor, the Investor hereby represents, warrants and certifies to the Issuer that the Investor:

(i)	is purchasing the Securities as principal;

(ii)	is resident in or is subject to the laws of the Province or Territory of (check one):

[ ] Alberta	[ ] Northwest Territories	[ ] Prince Edward Island
[ ] British Columbia	[ ] Nova Scotia	[ ] Quebec
[ ] Manitoba	[ ] Nunavut	[ ] Saskatchewan
[ ] Newfoundland and Labrador	[ ] Ontario	[ ] Yukon
[ ] New Brunswick

(iii)	has not been provided with any offering memorandum in connection with the purchase of the Securities; and

(iv)

is an “accredited investor” (as defined in NI 45-106 and/or Section 73.3 of the Securities Act (Ontario), as applicable), and falls within the category(ies) of accredited investor (check all applicable exemptions):

[ ]	1.	a financial institution,
[ ]	2.	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),
[ ]	3.

a subsidiary of any person referred to in paragraphs (1) or (2), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

[ ]	4.	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer,
[ ]	5.	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (4),
[ ]	6.

an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

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[ ]	7.	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada,
[ ]	8.

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec,

[ ]	9.	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,
[ ]	10.	a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada,
[ ]	11.	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000,
		[ ] - Please mark to indicate that you have returned an executed copy of Form 45-106F9 (attached to this Certificate)
[ ]	12.	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000,
[ ]	13.

an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

		[ ] - Please mark to indicate that you have returned an executed copy of the Risk Acknowledgement Form 45-106F9 (attached to this Certificate)
[ ]	14.	an individual who, either alone or with a spouse, has net assets of at least $5,000,000,
		[ ] - Please mark to indicate that you have returned an executed copy of the Risk Acknowledgement Form 45-106F9 (attached to this Certificate)
[ ]	15.

a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements and that has not been created or used solely to purchase or hold securities as an accredited investor as defined in this paragraph (15),

[ ]	16.	an investment fund that distributes or has distributed its securities only to
		(i) a person that is or was an accredited investor at the time of the distribution,
		(ii) a person that acquires or acquired securities in the circumstances referred
		to in sections 2.10 (Minimum amount investment) of NI 45-106, or 2.19
		(Additional investment in investment funds) of NI 45-106, or
		(iii) a person described in paragraph (i) or (ii) that acquires or acquired
		securities under section 2.18 (Investment fund reinvestment) of NI 45-106,
[ ]	17.

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

[ ]	18.

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

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[ ]	19.

a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,

[ ]	20.

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

[ ]	21.	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (1) to (4) or paragraph (10) in form and function,
[ ]	22.

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

[ ]	23.	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser,
[ ]	24.	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor,
[ ]	25.

a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

AS USED IN THIS ANNEX IV-1, THE FOLLOWING TERMS HAVE THE FOLLOWING MEANINGS:

"control person" means

in Ontario, Alberta, Newfoundland and Labrador, Nova Scotia and Saskatchewan:

(a)

a person or company who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and, if a person or company holds more than 20 per cent of the voting rights attached to all outstanding voting securities of an issuer, the person or company is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer, or

(b)

each person or company in a combination of persons or companies, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and, if a combination of persons or companies holds more than 20 per cent of the voting rights attached to all outstanding voting securities of an issuer, the combination of persons or companies is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer;

in British Columbia and New Brunswick:

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(a)	a person who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, or

(b)

each person in a combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and, if a person or combination of persons holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the person or combination of persons is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer;] in Prince Edward Island, Northwest Territories, Nunavut and the Yukon:

(a)

a person who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and if a person holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the person is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer, or

(b)

each person in a combination of persons acting in concert by virtue of an agreement, arrangement, commitment or understanding, who holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and if a combination of persons holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the combination of persons is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer;

in Quebec:

(a)

a person that, alone or with other persons acting in concert by virtue of an agreement, holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer. If the person, alone or with other persons acting in concert by virtue of an agreement, holds more than 20% of those voting rights, the person is presumed to hold a sufficient number of the voting rights to affect materially the control of the issuer; and

in Manitoba

(a)	a person or company who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer,

(b)

each person or company, or combination of persons or companies acting in concert by virtue of an agreement, arrangement, commitment or understanding, that holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, or

(c)

a person or company, or combination of persons or companies, that holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, unless there is evidence that the holding does not affect materially the control of the issuer;

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"director" means

(a)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(b)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

"eligibility adviser" means

(a)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(b)

in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(i)

have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons (as such term is defined in applicable securities legislation), and

(ii)

have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons (as such term is defined in applicable securities legislation) within the previous 12 months;

"executive officer" means, for an issuer, an individual who is

(a)	a chair, vice-chair or president,

(b)	a vice-president in charge of a principal business unit, division or function including sales, finance or production, or

(c)	performing a policy-making function in respect of the issuer;

"financial assets" means

(a)	cash,

(b)	securities, or

(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

"financial institution" means,

(a)	other than in Ontario,

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(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act,

(ii)

a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada; or

(iii)	a Schedule III bank,

(b)	and in Ontario,

(i)	a bank listed in Schedule I, II or III to the Bank Act (Canada);

(ii)	an association to which the Cooperative Credit Association Act (Canada) applies or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act; or

(iii)

a loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative or credit union league or federation that is authorized by a statute of Canada or Ontario to carry on business in Canada or Ontario, as the case may be.

"founder" means, in respect of an issuer, a person who,

(a)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(b)	at the time of the distribution or trade is actively involved in the business of the issuer;

"fully managed account" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

"investment fund" has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

"person" includes

(a)	an individual,

(b)	a corporation,

(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(d)	an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

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“offering memorandum” means a document, together with any amendments to that document, purporting to describe the business and affairs of an issuer that has been prepared primarily for delivery to and review by a prospective purchaser so as to assist the prospective purchaser to make an investment decision in respect of securities being sold in a distribution to which section 53 of the Securities Act (Ontario) would apply but for the availability of one or more exemptions contained in Ontario securities laws, but does not include a document setting out current information about an issuer for the benefit of a prospective purchaser familiar with the issuer through prior investment or business contacts, "related liabilities" means

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(b)	liabilities that are secured by financial assets;

"Schedule III bank" means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

"spouse" means, an individual who,

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

"subsidiary" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

Interpretation

In this Annex IV-1, a person (first person) is considered to control another person (second person) if

(a)

the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(b)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or

(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person.

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Certified at ________________________this, ____________________________.

By:
Witness	Name:
Title:

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Form 45-106F9
Form for Individual Accredited Investors

WARNING! This investment is risky. Don’t invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITYHOLDER
1. About your investment

Type of securities: Common Shares, Warrants	Issuer:
Purchased from: Sphere 3D Corp.
SECTIONS 2 TO 4 TO BE COMPLETED BY THE INVESTOR
2. Risk acknowledgement
This investment is risky. Initial that you understand that:		Your
initials
Risk of loss – You could lose your entire investment of: ____________________

Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment.
Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.
3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement). The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.		Your initials
• Your net income before taxes was more than C$200,000 in each of the 2 most recent calendar years, and you expect it to be more than C$200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)
Your initials
• Your net income before taxes combined with your spouse’s was more than C$300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than C$300,000 in the current calendar year.

• Either alone or with your spouse, you own more than C$1 million in cash and securities, after subtracting any debt related to the cash and securities.

• Either alone or with your spouse, you have net assets worth more than C$5 million. (Your net assets are your total assets (including real estate) minus your total debt.)

4. Your name and your signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):

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Signature:	Date:
SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information

First and last name of salesperson (please print):
Telephone:	Email:
Name of firm (if registered):
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY
6. For more information about this investment, contact:
Sphere 3D Corp. Investor Contact: MKR Group Inc. Todd Kehrli or Jim Byers +1 323/468-2300

For more information about prospectus exemptions, contact your local securities regulator.
You can find contact information at www.securities-administrators.ca.

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UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY TO OR FOR THE BENEFIT OF A CANADIAN PURCHASER UNTIL THE DATE THAT IS FOUR MONTHS AND A DAY AFTER [INSERT DISTRIBUTION DATE].

Void after 5:00 p.m. (New York City time) on the Expiry Date.

WARRANT

For the purchase of Common Shares of

SPHERE 3D CORP.
(Organized under the laws of the Province of Ontario, Canada)

Number of Warrants:	Warrant Certificate No.

This is to certify that, for value received,                 ,                        (the "Holder"), shall have the right to purchase from Sphere 3D Corp. (the "Corporation"), at any time and from time to time up to 5:00 p.m. (New York City time) (the "Expiry Time") on 1, 2020 (the "Expiry Date"), as amended herein, one fully paid and non-assessable common share in the capital of the Corporation (a "Common Share") for each Warrant (individually, a "Warrant") represented hereby at a price of US$              per Common Share (the "Exercise Price"), upon and subject to the terms and conditions set forth herein. This Warrant is one of the Warrants to purchase Common Shares issued pursuant to that certain Subscription Agreement, dated as of                    , by and among the Corporation and the investors (the "Investors") referred to therein (the "Purchase Agreement").

1.     For the purposes of this Warrant Certificate, the term "Common Shares" means common shares without par value in the capital of the Corporation as constituted as of the date hereof, provided that in the event of a subdivision, redivision, reduction, combination or consolidation thereof or any other adjustment under section 8 hereof, or successive such subdivisions, redivisions, reductions, combinations, consolidations or other adjustments, then subject to the adjustments, if any, having been made in accordance with the provisions of this Warrant Certificate, "Common Shares" shall thereafter mean the shares, other securities or other property resulting from such subdivision, redivision, reduction, combination or consolidation or other adjustment.

2.     All Warrant Certificates shall be signed by an officer of the Corporation holding office at the time of signing, or any successor or replacement of such person and notwithstanding any change in any of the persons holding said offices between the time of actual signing and the delivery of the Warrant Certificate, the Warrant Certificate so signed shall be valid and binding upon the Corporation.

3.     All rights under any of the Warrants in respect of which the right of subscription and purchase therein provided for shall not theretofore have been exercised shall wholly cease and such Warrants shall be wholly void and of no valid or binding effect after the Expiry Time.

4.     The right to purchase Common Shares of the Corporation pursuant to the Warrants may only be exercised by the Holder at or before the Expiry Time by:

______________________________
1 5 year anniversary of date of issuing the warrant.

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(a)	duly completing and executing a subscription substantially in the form attached as Schedule "A" (the "Subscription Form"), in the manner therein indicated; and

(b)

surrendering this Warrant Certificate and the duly completed and executed Subscription Form to the Corporation prior to the Expiry Time at 9112 Spectrum Center Boulevard, San Diego, California, 92123, together with payment of the purchase price for the Common Shares subscribed for in the form of certified cheque, money order or bank draft payable to the Corporation in an amount equal to the then applicable Exercise Price multiplied by the number of Common Shares subscribed for (“Aggregate Exercise Price”).

5.     Upon delivery and payment as set forth in section 4, the Corporation shall cause to be issued to the Holder the number of Common Shares subscribed for by the Holder and the Holder shall become a shareholder of the Corporation in respect of such Common Shares with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate or certificates evidencing such shares, or to a non-transferable written acknowledgement of the right to obtain a certificate. The Corporation shall cause such certificate or certificates to be mailed to the Holder at the address or addresses specified in the Subscription Form within five (5) Business Days (as defined below) of such delivery and payment as set forth in section 4 or, if so instructed by the Holder, held for pick-up by the Holder at the principal office of the Corporation; provided, however, if the transfer agent for the Common Shares is participating in DTC Fast Automated Securities Transfer Program (the “DTC Program”) and the Common Shares to be delivered to the Holder pursuant to this Section 5 are eligible to participate in the DTC Program, the Corporation will cause the transfer agent to credit such aggregate number of Common Shares to which the Holder is entitled pursuant to this Section 5 to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system. Notwithstanding any adjustment provided for in section 8 hereof, the Corporation shall not be required upon the exercise of any Warrants to issue fractional Common Shares in satisfaction of its obligations hereunder and the Holder understands and agrees that it will not be entitled to any cash payment or other form of compensation in respect of a fractional Common Share that might otherwise have been issued. As used in this Warrant Certificate, “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City and Toronto (Ontario) are open for the general transaction of business.

6.     The holding of a Warrant shall not constitute the Holder a shareholder of the Corporation nor entitle him to any right or interest in respect thereof except as herein expressly provided.

7.     The Corporation covenants and agrees that until the Expiry Time, while any of the Warrants shall be outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the right of purchase herein provided, as such right of purchase may be adjusted pursuant to sections 8 and 9 hereof. The Corporation further covenants and agrees that while any of the Warrants shall be outstanding, the Corporation shall (a) comply with the securities legislation applicable to it; and (b) use its commercially reasonable efforts to do or cause to be done all things necessary to preserve and maintain its corporate existence. All Common Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such Common Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable shares and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof.

8.	(a)	For the purpose of this section 8, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below shall have the respective meanings specified therefor:

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"Current Market Price" of the Common Shares at any date means the price per share equal to the Weighted Average Price (as defined below) of the Common Shares have traded on the Nasdaq Global Market or, if the Common Shares are not then listed on the Nasdaq Global Market, on such other stock exchange on which the shares trade as may be selected by the directors of the Corporation for such purpose (collectively, “Nasdaq”); and

"director" means a director of the Corporation for the time being and, unless otherwise specified herein, a reference to action "by the directors" means action by the directors of the Corporation as a board or, whenever empowered, action by the executive committee of such board; and

(b)

If and whenever at any time after the date hereof and prior to the Expiry Time the Corporation shall (i) subdivide or redivide its then outstanding Common Shares into a greater number of Common Shares, (ii) reduce, combine or consolidate its then outstanding Common Shares into a lesser number of Common Shares or (iii) issue Common Shares (or securities exchangeable for or convertible into Common Shares) to the holders of all or substantially all of its then outstanding Common Shares by way of a stock dividend or other distribution (any of such events herein called a "Common Share Reorganization"), then the Exercise Price shall be adjusted effective immediately after the effective date of any such event in (i) or (ii) above or the record date at which the holders of Common Shares are determined for the purpose of any such dividend or distribution in (iii) above, as the case may be, by multiplying the Exercise Price in effect on such effective date or record date, as the case may be, by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date, as the case may be, before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would be outstanding if such securities were exchanged for or converted into Common Shares.

(c)

If and whenever at any time after the date hereof and prior to the Expiry Time there is a capital reorganization of the Corporation or a reclassification or other change in the Common Shares (other than a Common Share Reorganization) or a consolidation or merger or amalgamation of the Corporation with or into any other corporation or other entity (other than a consolidation, merger or amalgamation which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other securities), or a transfer of all or substantially all of the Corporation's undertaking and assets to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property) (any of such events, excluding, however, a transaction effected solely to change the domicile of the Corporation, being called a "Capital Reorganization"), after the effective date of the Capital Reorganization the Holder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the Warrants, in lieu of the number of Common Shares to which the Holder was theretofore entitled upon the exercise of the Warrants, the kind and aggregate number of Common Shares and other securities or property resulting from the Capital Reorganization which the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Holder has been the registered holder of the number of Common Shares to which the Holder was theretofore entitled to purchase or receive upon the exercise of the Warrants. If necessary, as a result of any Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interest thereafter of the Holder such that the provisions of this Warrant Certificate shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Warrant Certificate.

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(d)

If and whenever at any time after the date hereof and prior to the Expiry Time, any of the events set out in sections 8 (b) or (c) shall occur and the occurrence of such event results in an adjustment of the Exercise Price pursuant to the provisions of this section 8, then the number of Common Shares purchasable pursuant to this Warrant shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Common Shares then otherwise purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(e)

If the Corporation takes any action affecting its Common Shares to which the foregoing provisions of this section 8, in the opinion of the board of directors of the Corporation, acting in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes hereof, or would otherwise materially affect the rights of the Holder hereunder, then the Corporation shall, subject to the approval of Nasdaq (or such other stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable), execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such manner as the board of directors of the Corporation may determine to be equitable in the circumstances, acting in good faith. The failure of the taking of action by the board of directors of the Corporation to so provide for any adjustment on or prior to the effective date of any action or occurrence giving rise to such state of facts will be conclusive evidence that the board of directors has determined that it is equitable to make no adjustment in the circumstances.

9.     The following rules and procedures shall be applicable to the adjustments made pursuant to section 8:

(a)

any Common Shares owned or held by or for the account of the Corporation shall be deemed not be to outstanding except that, for the purposes of section 8, any Common Shares owned by a pension plan or profit sharing plan for employees of the Corporation or any of its subsidiaries shall not be considered to be owned or held by or for the account of the Corporation;

(b)

no adjustment in the Exercise Price or the number of Common Shares purchasable pursuant to this Warrant shall be required unless a change of at least 1% of the prevailing Exercise Price or the number of Common Shares purchasable pursuant to this Warrant would result, provided, however, that any adjustment which, except for the provisions of this section 9(b), would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

S-B-4

(c)

the adjustments provided for in section 8 are cumulative and shall apply to successive subdivisions, consolidations, dividends, distributions and other events resulting in any adjustment under the provisions of such section;

(d)

if the Corporation sets a record date to take any action and thereafter and before the taking of such action abandons its plan to take such action, then no adjustment to the Exercise Price will be required by reason of the setting of such record date;

(e)

as a condition precedent to the taking of any action which would require any adjustment to the Warrants evidenced hereby, including the Exercise Price, the Corporation must take any corporate action which may be necessary in order that the Corporation shall have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all of the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof;

(f)

forthwith, but no later than fourteen (14) days, after any adjustment to the Exercise Price or the number of Common Shares purchasable pursuant to the Warrants, the Corporation shall provide to the Holder a certificate of an officer of the Corporation certifying as to the amount of such adjustment and, in reasonable detail, describing the event requiring and the manner of computing or determining such adjustment;

(g)

any question that at any time or from time to time arises with respect to the amount of any adjustment to the Exercise Price or other adjustment pursuant to section 8 shall be conclusively determined by a firm of independent chartered accountants (who may be the Corporation's auditors) and shall be binding upon the Corporation and the Holder;

(h)

any adjustment to the Exercise Price or the number of Common Shares purchasable pursuant to the Warrants under the terms of this Warrant Certificate shall be subject to the prior approval of Nasdaq (or such other stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable); and

(i)

in case the Corporation, after the date of issue of this Warrant Certificate, takes any action affecting the Common Shares, other than an action described in Section 8, which in the opinion of the directors of the Corporation would materially affect the rights of the Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, by action by the directors of the Corporation but subject in all cases to any necessary regulatory approval, including approval of Nasdaq (or such other stock exchange or quotation system on which the Common Shares are then listed and posted (or quoted) for trading, as applicable). Failure of the taking of action by the directors of the Corporation so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Common Shares will be conclusive evidence that the board of directors of the Corporation has determined that it is equitable to make no adjustment in the circumstances.

10.     At least 21 days prior to the effective date or record date, as the case may be, of any event referred to in section 8 herein, the Corporation shall notify the Holder of the particulars of such event and the estimated amount of any adjustment required as a result thereof.

11.     On the happening of each and every such event set out in section 8, the applicable provisions of this Warrant Certificate, including the Exercise Price, shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.

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12.     The Corporation shall not be required to deliver certificates for Common Shares while the share transfer books of the Corporation are properly closed, having regard to the provisions of sections 8 and 9 hereof, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Common Shares called for thereby during any such period, delivery of certificates for Common Shares may be postponed for not more than five (5) Business Days after the date of the re-opening of said share transfer books; provided, however, that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder so surrendering the same and making payment during such period to receive after the share transfer books shall have been re-opened such certificates for the Common Shares called for, as the same may be adjusted pursuant to sections 8 and 9 hereof as a result of the completion of the event in respect of which the transfer books were closed.

13.     Subject as hereinafter provided, all or any of the rights conferred upon the Holder by the terms hereof may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement contained herein shall be had against any shareholder, director or officer of the Corporation either directly or through the Corporation, it being expressly agreed and declared that the obligations under the Warrants are solely corporate obligations and that no personal liability whatever shall attach to or be incurred by the shareholders, directors or officers of the Corporation or any of them in respect thereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Warrants.

14.     The Holder may subscribe for and purchase any lesser number of Common Shares than the number of Common Shares expressed in any Warrant Certificate. In the case of any subscription for a lesser number of Common Shares than expressed in any Warrant Certificate, the Holder hereof shall be entitled to receive, at no cost to the Holder, a new Warrant Certificate in respect of the balance of Warrants not then exercised. Such new Warrant Certificate shall be mailed to the Holder by the Corporation or, at its direction, the transfer agent of the Corporation, contemporaneously with the mailing of the certificate or certificates representing the Common Shares issued pursuant to section 5.

15.     If any Warrant Certificate becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion impose, acting reasonably, issue and sign a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost, mutilated or destroyed for delivery to the Holder. The applicant for the issue of a new Warrant Certificate pursuant to this section shall bear the cost of the issue thereof and in the case of mutilation shall as a condition precedent to the issue thereof, deliver to the Corporation the mutilated Warrant Certificate, and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation in its discretion and the applicant shall also be required to furnish an indemnity and surety bond in amount and form satisfactory to the Corporation in its discretion and shall pay the reasonable charges of the Corporation in connection therewith.

16.     The Holder may transfer the Warrants represented hereby by:

(a)	duly completing and executing the transfer form attached as Schedule "B" ("Transfer Form"); and

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(b)

surrendering this Warrant Certificate and the completed Transfer Form, together with such other documents as the Corporation may reasonably request, to the Corporation at the address set forth on the Transfer Form or such other office as may be specified by the Corporation, in a written notice to the Holder, from time to time, provided that all such transfers shall be effected in accordance with all applicable securities laws, and provided that, after such transfer, the term "Holder" shall mean and include any transferee or assignee of the current or any future Holder. If only part of the Warrants evidenced hereby is transferred, the Corporation will deliver to the Holder and the transferee replacement Warrant Certificates substantially in the form of this Warrant Certificate.

17.     [Reserved].

18.	(a)

If at any time (the “Forced Conversion Date”) (i) the arithmetic average of the Weighted Average Price of the Common Shares for the ten (10) consecutive prior Trading Days (as defined below) is equal to or greater than four hundred percent (400%) of US$[insert current market price immediately prior to first signing of initial Subscription Agreement] (as such price may be adjusted in a manner to correspond with the adjustment of the Exercise Price pursuant to this Warrant) and (ii) the registration statement covering all of the Common Shares for which this Warrant is exercisable remains effective, then the Corporation, at its sole discretion, may, no later than fifteen (15) days following the Forced Conversion Date, force the exercise of the Warrant, in whole or in part by notifying the Holder (in the manner set out in Section 24 hereunder) of the amount of the Warrant that it must exercise and the amount due hereunder (a “Forced Exercise Notice”). Within ten (10) Business Days of the delivery of the Forced Exercise Notice, the Holder shall deliver the amount due as set out in the Forced Exercise Notice, provided that if condition (ii) in this 18(a) is no longer met, the forced exercise under this Section 18(a) is no longer valid and such payment need not be made. Failure to provide such funds by the eleventh (11th) Business Day after delivery of the Forced Exercise Notice shall result in an immediate two percent (2%) increase in the applicable Aggregate Exercise Price, and if such funds remain unpaid, there shall be an additional two percent (2%) increase each month thereafter. If the Corporation has not received payments due under this Section 18(a) after the tenth (10th) Business Day after the delivery of the Forced Exercise Notice and any of the conditions (i) or (ii) in this Section 18(a) ceases to be true, the forced exercise under this Section 18(a) shall remain in full force. Upon payment under this Section 18, the Corporation shall provide the Holder with the the Common Shares for which this Warrant is exercisable pursuant to Section 18(b). As used in this Warrant, “Weighted Average Price" means, for the Common Shares as of any date, the dollar volume-weighted average price for the Common Shares on Nasdaq during the period beginning at 9:30:01 a.m., New York time (or such other time as Nasdaq publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as Nasdaq publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of the Common Shares on such date shall be the fair market value as mutually determined by the Corporation and the Holder. If the Corporation and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 30 with the term “Weighted Average Price’ As used in this Warrant, “Trading Day” means any day on which the Common Shares are traded on Nasdaq, or, if Nasdaq is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares are then traded; provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

S-B-7

(b)

Upon payment as set forth in Section 18(a), the Corporation shall cause to be issued to the Holder the number of Common Shares subscribed for by the Holder and the Holder shall become a shareholder of the Corporation in respect of such Common Shares with effect from the date of such payment and shall be entitled to delivery of a certificate or certificates evidencing such shares. The Corporation shall cause such certificate or certificates to be mailed to the Holder at the address or addresses provided by the Holder within five (5) Business Days (as defined below) of such payment as set forth in Section 18(a) or, if so instructed by the Holder, held for pick-up by the Holder at the principal office of the Corporation; provided, however, if the transfer agent for the Common Shares is participating in DTC Fast Automated Securities Transfer Program (the “DTC Program”) and the Common Shares to be delivered to the Holder pursuant to this Section 18 are eligible to participate in the DTC Program, the Corporation will cause the transfer agent to credit such aggregate number of Common Shares to which the Holder is entitled pursuant to this Section 18 to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system. Notwithstanding any adjustment provided for in section 8 hereof, the Corporation shall not be required upon the exercise of any Warrants to issue fractional Common Shares in satisfaction of its obligations hereunder and the Holder understands and agrees that it will not be entitled to any cash payment or other form of compensation in respect of a fractional Common Share that might otherwise have been issued. As used in this Warrant Certificate.

19.     Any certificate representing Common Shares issued upon the exercise of this Warrant may bear the following legend:

"UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY TO OR FOR THE BENEFIT OF A CANADIAN PURCHASER UNTIL THE DATE THAT IS FOUR MONTHS AND A DAY AFTER [INSERT WARRANT DISTRIBUTION DATE]. (In the event that no physical certificates are issued, the above constitutes written notice of the legend restriction under applicable Canadian securities laws.)

20.     The Corporation will maintain a register of holders of Warrants at its principal office. The Corporation may deem and treat the registered holder of any Warrant Certificate as the absolute owner of the Warrants represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. A Holder shall be entitled to the rights evidenced by such Warrant free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt by any such Holder of the Common Shares purchasable pursuant to such Warrant shall be a good discharge to the Corporation for the same and the Corporation shall not be bound to inquire into the title of any such Holder except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

S-B-8

21.     The Corporation shall notify the Holder forthwith of any change of the Corporation’s address.

22.     All notices to be sent hereunder shall be deemed to be validly given to the registered holders of the Warrants if delivered personally or if sent by registered letter through the post addressed to such holders at their post office addresses appearing in the register of Warrant holders caused to be maintained by the Corporation, and such notice shall be deemed to have been given, if delivered personally when so delivered, and if sent by post on the fifth Business Day next following the post thereof.

23.     If for any reason, other than the failure or default of the Holder, the Corporation is unable to issue and deliver the Common Shares or other securities as contemplated herein to the Holder upon the proper exercise by the Holder of the right to purchase any of the Common Shares purchasable upon exercise of the Warrants represented hereby, the Corporation may pay, at its option and in complete satisfaction of its obligations and the rights of the Holder hereunder, to the Holder, in cash, an amount equal to the difference between the Exercise Price and the Current Market Price of such Common Shares on the date of exercise by the Holder, and upon such payment the Corporation shall have no liability or other obligation to the Holder relating to or in respect of the Warrants or this Warrant Certificate.

24.     This Warrant Certificate shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

25.     If one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Warrant Certificate, but this Warrant Certificate shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

26.     This Warrant Certificate shall inure to the benefit of and shall be binding upon the Holder and the Corporation and their respective successors and assigns.

27.     In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Common Shares for which this Warrant is exercisable, the Corporation shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail to the Holder. If the Holder and the Corporation are unable to agree upon such determination or calculation of the Exercise Price or of the Common Shares for which this Warrant is exercisable within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Corporation shall submit via facsimile or electronic mail (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Corporation and approved by the Holder or (b) the disputed arithmetic calculation of the Common Shares for which this Warrant is exercisable to the Corporation's independent, outside accountant. The Corporation shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Corporation and the Holder of the results. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

S-B-9

 IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer.

DATED as of the            day of            , 2015.

SPHERE 3D CORP.

Per:

S-B-10

Schedule "A"

SUBSCRIPTION FORM

TO BE COMPLETED IF WARRANTS ARE TO BE EXERCISED:

TO:	SPHERE 3D CORP.
9112 Spectrum Center Boulevard, San Diego, California, 92123

The undersigned hereby subscribes for __________ Common Shares of Sphere 3D Corp. according to the terms and conditions set forth in the annexed Warrant Certificate (or such number of other securities or property to which such Warrant Certificate entitles the undersigned to acquire under the terms and conditions set forth in such Warrant Certificate).

Registered Name:

Address for Delivery of Common Shares:

Attention:

Exercise Price Tendered (US$ per Common Share or as adjusted) US$

Capitalized terms not defined herein shall have the meanings assigned to them in the Warrant Certificate to which this subscription form is attached.

Dated at __________, this _____ day of __________,  20_____ .

)
)
WITNESS:	)	HOLDER'S NAME
)
)
	)	AUTHORIZED SIGNATURE
)
)
	)	TITLE (IF APPLICABLE)

Signature guaranteed1:

___________________________________________________________________
1.     If the Common Shares are to be registered in a name other than the name of the registered Warrant Holder, the signature of the Warrant Holder must be medallion guaranteed by a bank, trust Corporation or a member of a stock exchange in the United States.

S-B-11

Schedule "B"

WARRANT TRANSFER FORM

FOR VALUE RECEIVED, subject to receipt of prior written approval of SPHERE 3D CORP. (the "Corporation"), the undersigned (the "Transferor") hereby sells, assigns and transfers unto (name) _______________________(the "Transferee") of (residential address) __________________________________________________________________________Warrants of the Corporation registered in the name of the undersigned represented by the within certificate, and irrevocably appoints the Corporation as the attorney of the undersigned to transfer the said securities on the register of transfers for the said Warrants, with full power of substitution.

NOTICE:

The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a bank, trust Corporation or a member of a recognized stock exchange. The guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

DATED this _____ day of __________, 20_____ .

_________________________
Signature Guaranteed	(Signature of transferring Warrantholder)

Name (please print)

Address

S-B-12

TRANSFEREE ACKNOWLEDGMENT

In connection with this transfer the undersigned transferee is delivering a written opinion of U.S. Counsel acceptable to the Corporation to the effect that this transfer of Warrants has been registered under the 1933 Act or is exempt from registration thereunder.

(Signature of Transferee)

Date	Name of Transferee (please print)

The Warrants and the common shares issuable upon exercise of the Warrants shall only be transferable in accordance with applicable laws. The Warrants may only be exercised in the manner required by the certificate representing the Warrants and the Warrant Exercise Form attached thereto. Any common shares acquired pursuant to this Warrant shall be subject to applicable hold periods and any certificate representing such common shares will bear restrictive legends.

S-B-13

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of               , between Sphere 3D Corp., an Ontario corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1     Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

“Action” shall have the meaning ascribed to such term in Section 3.1(j) .

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Base Prospectus” means the form of prospectus included in the Registration Statement in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Securities.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Canadian Company Counsel” means Stikeman Elliot LLP, with offices located at 1155 Rene-Levesque Blvd. West, 40th Floor, Montreal, QC H3B 3V2.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

S-C-1

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the third Trading Day following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the Common Shares of the Company, no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s) .

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) Common Shares or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into Common Shares issued and outstanding on the date of this Agreement, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) the issuance of securities by the Company to third parties in connection the settlement of any litigation known to the Company as of the date of this Agreement or in connection with strategic transactions, (e) the issuance of Common Shares and/or warrants pursuant to the terms of the Purchase Agreement by and between the Company and an investor, dated as of August 10, 2015, as amended (the “August Purchase Agreement”), or issuances of Common Shares and/or Common Share Equivalents as permitted or required pursuant to the terms of our 8% Senior Secured Convertible Debenture, due March 31, 2018, by and between the Company and FBC Holdings S.À R.L., as amended through the date hereof, or Revolving Credit Agreement, dated as of December 30, 2014, by and among the Company, Overland Storage, Inc., and FBC Holdings S.À R.L., as amended through the date hereof, and (f) the issuance of employee stock options and the grant of restricted share awards or restricted share units pursuant to equity incentive plans described in the Registration Statement (excluding exhibits thereto) and the Prospectus or the issuance of shares upon the vesting of restricted share units or the issuance of shares or any other securities issued under the Company’s employee benefit or incentive plans.

S-C-2

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h) .

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(aa) .

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(b)(xiv) .

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b)(i) .

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n) .

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preliminary Prospectus” means any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means a final prospectus supplement filed with the Commission pursuant to Rule 424 under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act and any Preliminary Prospectus (including the Base Prospectus as so supplemented).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.9.

S-C-3

“Registration Statement” means the effective registration statement on Form F-3 with Commission file No. 333-206357 which registers the sale of the Warrants and the Warrant Shares to the Purchasers.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e) .

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rules and Regulations” means the rules and regulations of the Commission promulgated under the Securities Act.

 “SEC Reports” shall have the meaning ascribed to such term in Section 3.1(b)(xi) .

“Securities” means the Registered Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable Common Shares).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Common Shares and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds, which such amount shall be equal to U.S.$2.00 per Common Share and a Warrant to purchase one Common Share purchased hereunder.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a), and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Time of Sale Disclosure Package” means the Base Prospectus and the Prospectus most recently filed with the Commission or otherwise supplied to the Purchasers before the time of this Agreement, including any Preliminary Prospectus deemed to be a part thereof.

S-C-4

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Shares is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement and the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means TMX Equity Transfer Services Inc., the current transfer agent of the Company, with a mailing address of 200 University Ave Suite 300, Toronto, ON M5H 4H1, Canada, and a contact email of Steven.Nguyen@tmx.com, and any successor transfer agent of the Company.

“Underlying Securities” means the (i) the Registered Shares, (ii) the Warrant Shares and (iiii) any share capital of the Company issued or issuable with respect to the Registered Shares, the Warrant Shares, or the Warrants, respectively, including, without limitation, (1) as a result of any share split, share dividend, recapitalization, exchange or similar event or otherwise and (2) share capital of the Company into which the Common Shares are converted or exchanged and shares of capital stock of a successor entity into which the Common Shares are converted or exchanged, in each case, without regard to any limitations on exercise of the Warrants.

“U.S. Company Counsel” means O’Melveny & Myers LLP, with an office at 2765 Sand Hill Road, Menlo Park, CA 94025.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the Trading Market on which the Common Shares is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Shares are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Shares so reported, or (d) in all other cases, the fair market value of a share of Common Shares as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the reasonable fees and expenses of which shall be paid by the Company.

S-C-5

“Warrants” means the warrants having a term of               from the Closing Date in the form of Exhibit A-1 hereto.

“Warrant Shares” means the Common Shares issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1     Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, (i) up to an aggregate of                    Common Shares (the “Registered Shares”) and (ii) Warrants to purchase an aggregate of                   Common Shares. Each Purchaser shall deliver to the Escrow Agent, via wire transfer or a certified check, immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser and the Company shall deliver to each Purchaser its respective Warrants as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of O’Melveny & Myers LLP, Two Embarcadero Center, 28th Floor, San Francisco, CA 94111 or such other location as the parties shall mutually agree.

2.2     Deliveries.

(a)     On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)     this Agreement duly executedby the Company;

(ii)    legal opinions of Canadian Company Counsel and U.S. Company Counsel, in form and substance reasonably acceptable to the Purchasers;

(iii)   a Warrant, duly executed by the Company, registered in the name of such Purchaser to purchase up to a number of Common Shares equal to 100% of such Purchaser’s Subscription Amount divided by $2.00, with an exercise price equal to $2.50, subject to adjustment therein;

(iv)    duly executed transfer agent instructions, in form and substance reasonably acceptable to the Purchasers, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent;

(v)     a certificate duly executed by an executive officer of the Company certifying to the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date) and that the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

S-C-6

(vi)    a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding on the Closing Date immediately prior to the Closing; and

(vii)   a certificate, in the form acceptable to such Purchaser, duly executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions with respect to the offering contemplated hreby as adopted by the Company’s board of directors in a form reasonably acceptable to such Purchaser, (ii) the organizational documents of the Company and (iii) specimen signatures of all signatories of the Company, each as in effect at the Closing;

(viii)  a letter on the letterhead of the Company, duly executed by the Chief Executive Officer of the Company, setting forth the wire amounts of each Purchaser and the wire transfer instructions of the Company

(ix)    the Prospectus (which may be delivered in accordance with Rule 172 under the Securities Act).

(b)     On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)     this Agreement duly executed by such Purchaser; and

(ii)    such Purchaser’s Subscription Amount by wire transfer to an account specified in writing by the Company (less any amounts withheld by the lead Purchaser in accordance with Section 5.2 below).

2.3     Closing Conditions.

(a)     The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)     the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)    all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)   the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

S-C-7

(b)     The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)     the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)    all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)   the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)    The Registration Statement shall be effective and available for the issuance and sale of the Securities hereunder and the Company shall have delivered to such Purchaser the Base Prospectus and each prospectus supplement thereto as required thereunder;

(v)     The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the principal Trading Market of the Common Shares of the Company as of the date hereof (the “Principal Market”), if any;

(vi)    The Common Shares (A) shall be designated for quotation or listed (as applicable) on the Principal Market and (B) shall not have been suspended, as of the Closing Date, by the Commission or the Principal Market from trading on the Principal Market nor shall suspension by the Commission or the Principal Market have been threatened, as of the Closing Date, either (I) in writing by the Commission or the Principal Market or (II) by falling below the minimum maintenance requirements of the Principal Market.

(vii)   No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any with any federal, state, provincial, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(viii)  there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(ix)    from the date hereof to the Closing Date, trading in the Common Shares shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.; and

(x)    the Company shall have issued and sold on the Closing Date, pursuant to this Agreement and the Concurrent Issuance (as defined in Section 4.14(c) of this Agreement) Registered Shares and other Common Shares having an aggregate purchase price of at least $5.75 million (and not more than $6.0 million) and related warrants to purchasers (including the Purchaser).

S-C-8

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1     Representations and Warranties of the Company.

(a)     The Company represents and warrants to, and agrees with, each of the Purchasers, as of the date hereof and as of the Closing Date, except as otherwise indicated, as follows:

(i)     The Registration Statement has become effective under the Securities Act; and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus is in effect, and no proceedings for such purpose are pending before or threatened by the Commission, or any securities regulatory authorities in Canada.

(ii)    The Base Prospectus and any Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed as to form in all material respects with the Securities Act and the rules and regulations thereunder (including, without limitation, Rule 430B(a) or 430A(b)). The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations.

(iii)   (A) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Disclosure Package or the Prospectus complied or will comply when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (B) the Registration Statement, as of its effective date and as of the date hereof, does not contain and, as amended or supplemented, if applicable, will not, at the time of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (C) the Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects as to form with the Securities Act; (D) the offering and sale of the Securities as contemplated hereby complies with the requirements of Rule 415 under the Securities Act (including without limitation Rule 415(a)(5)); (E) the Time of Sale Disclosure Package does not, and at the Time of Sale and at the Closing Date, the Time of Sale Disclosure Package, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (F) the Prospectus, as of the date it is filed with the Commission pursuant to Rule 424 and at the Closing Date, will comply in all material respects as to form with the Securities Act (including without limitation Section 10(a) of the Securities Act) and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 3.1(a)(iii) do not apply to statements or omissions in the Registration Statement, the Time of Sale Disclosure Package, any Preliminary Prospectus, any road show or the Prospectus or any amendments or supplements thereto based upon information relating to any Purchaser furnished to the Company in writing by such Purchaser expressly for use therein.

S-C-9

(iv)    Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Securities by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Securities, in each case other than the Time of Sale Disclosure Package.

(v)     The Company was, at the time the Registration Statement was initially filed and when it became effective, and is, eligible to use Form F-3 to register the offering of the Securities contemplated hereby and all the conditions to the use of Form F-3 in connection with the offering and sale of the Securities as contemplated hereby have been satisfied. The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rule 164 under the Securities Act with respect to the offering of the Securities contemplated by the Registration Statement. The applicable conditions for use of Form F-3, set forth in the General Instructions thereto, have been satisfied and the Company meets the requirement for use of Form F-3.

(vi)    The Common Shares are (and upon the Closing Date, the Securities and the Common Shares underlying the Warrants will be) registered pursuant to Section 12(b) of the Exchange Act and listed and admitted for trading on the NASDAQ Global Market (“NASDAQ”). The Company has not received any notice from NASDAQ regarding the delisting of such shares from NASDAQ (except for such notices as have been fully resolved), nor has the Company received any written notification that NASDAQ is contemplating terminating such listing. A Listing of Additional Shares notification for the Securities has been duly submitted to NASDAQ. To the Company’s knowledge, there are no affiliations or associations between (A) any member of the Financial Industry Regulatory Authority (“FINRA”) that is a participating member in the offering of the Securities and (B) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Time of Sale Disclosure Package and the Prospectus.

S-C-10

(vii)   The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii)  The financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly, in all material respects, the financial position of the Company as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared as to form in compliance with the requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods presented; all pro forma financial statements or financial data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, if any, comply as to form with the requirements of the Securities Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial data contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus that are not included or incorporated by reference as required; the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Time of Sale Disclosure Package and the Prospectus or in documents incorporated therein by reference that are required to be described are not so described, other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice; and all disclosures contained or incorporated by reference in the Time of Sale Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. To the knowledge of the Company, each of Moss Adams LLP and Collins Barrow Toronto LLP, which has expressed its opinion with respect to the consolidated financial statements and schedules of the Company, is (i) an independent registered public accounting firm as required by the Securities Act and the rules and regulations thereunder and (ii) independent with respect to the Company as required by the Business Corporations Act (Ontario).

S-C-11

(ix)    All statistical or market-related data included or incorporated by reference in the Time of Sale Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required and except to the extent that failure to obtain such consent would not reasonably be expected to have a Material Adverse Effect. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(b)     The Company represents and warrants to, and agrees with, each of the Purchasers, except as set forth in the Time of Sale Disclosure Package, as follows:

(i)     The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Province of Ontario, Canada, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not (A) have a material adverse effect on the assets, business, prospects, condition (financial or otherwise), results of operation or prospects of Company, (B) prevent or materially interfere with consummation of the transactions contemplated hereby, or (C) result in the delisting of Common Shares from NASDAQ (the occurrence of any such effect, prevention, interference or result described in the foregoing clauses (A), (B) or (C) being herein referred to as a “Material Adverse Effect”).

(ii)    This Agreement has been duly authorized, executed and delivered by the Company.

(iii)   The authorized and outstanding capitalization of the Company is as set forth in the Time of Sale Disclosure Package and will be as set forth in the Prospectus, subject, in each case, to the issuance of Common Shares upon exercise of stock options, warrants or convertible securities disclosed as outstanding in the Time of Sale Disclosure Package and the Prospectus, as the case may be, and the grant of options, restricted shares and restricted share units and the issuance of Common Shares upon the exercise of share options and the vesting of restricted share units under existing equity incentive plans described in the Time of Sale Disclosure Package and the Prospectus, in each case as of the date specified therein. The authorized share capital of the Company conforms and will conform as to legal matters to the description thereof contained in the Time of Sale Disclosure Package and the Prospectus.

S-C-12

(iv)    The Common Shares outstanding prior to the issuance of the Securities to be sold by the Company have been duly authorized, are validly issued, fully paid and nonassessable, have been issued in material compliance with applicable securities laws and were not issued in violation of any preemptive or similar rights. All prior offers and sales of securities by the Company were made in compliance in all material respects with the Securities Act and all other applicable laws and regulations.

(v)     The Securities to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Securities will not be subject to any preemptive or similar rights. All corporate action required to be taken for the authorization, issuance and sale of the Securities have been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. The Common Shares issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and when paid for and issued in accordance with the Warrants and this Agreement, such Common Shares will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; and such Common Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

(vi)    This Agreement and the Warrants have been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

S-C-13

(vii)   Neither the execution and delivery by the Company of, nor the performance by the Company of its obligations under, this Agreement or the Warrants will conflict with, contravene, result in a material breach or violation of, or imposition of any lien, charge or encumbrance upon any material assets of the Company pursuant to, or constitute a material default under (A) any applicable statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over the Company or any subsidiary; (B) the constating documents of the Company; or (C) any contract, agreement, obligation, covenant or instrument required to be filed by the Company with the Commission pursuant to Item 601(b)(10) of Regulation S-K.

(viii)  No approval, authorization, consent or order of or filing with any federal, state, provincial, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ), or approval of the Company’s shareholders, is required in connection with the issuance and sale of the Securities or the consummation of the transactions contemplated by this Agreement and the Warrants, other than (A) registration of the Securities under the Securities Act, which has been effected (or, with respect to any Rule 462 Registration Statement, will be effected in accordance Rule 462(b) under the Securities Act), (B) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered to the Purchasers, (C) under the FINRA Conduct Rules, (D) the submission to NASDAQ of a “Listing of Additional Shares” notification, together with all supporting documentation, or (E) any continuous disclosure filing required under applicable securities laws.

(ix)    There are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its directors or officers is or would be a party or of which any of its properties is or would be subject at law or in equity, before or by any federal, state, provincial, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ) other than (A) any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (B) any such action, suit, claim, investigation or proceeding that is, or is required to be, described in the Time of Sale Disclosure Package or the Prospectus and is not so described in the Time of Sale Disclosure Package and the Prospectus.

(x)     The Company (A) is in compliance with any and all applicable foreign, federal, state, provincial and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (C) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not reasonably be expected to have a Material Adverse Effect. The Company is not liable for any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would reasonably be expected to have a Material Adverse Effect.

S-C-14

(xi)    Except as disclosed in the Company’s reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement, being collectively referred to herein as the “SEC Reports”), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or require the Company to include such securities of the Company with the Securities registered pursuant to the Registration Statement that have not been satisfied or effectively waived with respect to the issuance of the Securities.

(xii)   Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, (A) there has not occurred any Material Adverse Effect; and (B) the Company has not purchased any of its outstanding share capital (except in connection with the payment of the exercise price of, or withholding taxes for, awards under the Company’s equity incentive plans), nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends and (D) there has not been any material change in the share capital, short-term debt or long-term debt of the Company, except in each case as described in any of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, respectively.

(xiii)  The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it that is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and any real property held under lease by the Company is held by it under a valid, subsisting and enforceable lease with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, in each case except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

S-C-15

(xiv)   The Company owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement (and all associated registrations and applications for registration, and all associated rights, including moral rights) the Time of Sale Disclosure Package and the Prospectus as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses as currently conducted (collectively, the “Intellectual Property”), and (A) there are no third parties who have or, to the Company’s knowledge, will be able to establish ownership rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement, the Time of Sale Disclosure Package and the Prospectus disclose is licensed to the Company; (B) to the knowledge of the Company, there is no infringement by third parties of any Intellectual Property, which infringement is required to be disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus and is not so disclosed; (C) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim, except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus; (E) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others; and (F) the Company has complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company, and all such agreements are in full force and effect, except as such failure to comply or be in full force and effect would not reasonably be expected to result in a Material Adverse Effect.

(xv)    Except as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect upon the condition of the Company, and to the best of the Company’s knowledge, each of the current and former employees of the Company, including for greater certainty each of the officers of the Company, has entered into a proprietary rights agreement with the Company, being the Company, (i) assigning to the Company any Intellectual Property rights in any developments, works, inventions or improvements produced or designed by such person, during the term of and in the course of employment with the Company, and waiving any moral rights in the same, as the case may be; and (ii) which contains customary confidentiality, noncompetition and non-disclosure covenants.

S-C-16

(xvi)   No labor dispute with the employees of the Company exists, except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a Material Adverse Effect. The Company is not in violation of any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for such violations as would not reasonably be expected to have a Material Adverse Effect.

(xvii)  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; since January 1, 2014, the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(xviii) The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, provincial or foreign regulatory authorities necessary to conduct its businesses, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(xix)   The Company maintains “internal control over financial reporting” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) in compliance with the requirements of the Exchange Act. The Company’s internal control over financial reporting has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and is effective in performing the functions for which it was established. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no significant deficiency or material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

S-C-17

(xx)    The Company maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within the Company, and such disclosure controls and procedures are effective in performing the functions for which they were established; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the Commission (the “Sarbanes-Oxley Act”), and the statements made in each such certification are accurate; the Company and its directors and officers are each in compliance with the applicable provisions of the Sarbanes-Oxley Act.

(xxi)   The Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Time of Sale Disclosure Package or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement, except as would not reasonably be expected to have a Material Adverse Effect.

(xxii)  All material tax returns required to be filed by the Company have been timely filed, and all material taxes, including any interest, additions to tax or penalties applicable thereto due or claimed to be due from the Company have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

(xxiii) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, the Corruption of Foreign Officials Act (Canada) or similar legislation; and the Company has instituted and maintains policies and procedures designed to ensure continued compliance therewith, including without limitation a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

S-C-18

(xxiv)  The Company has not sold, issued or distributed any Common Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than (A) shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights, warrants or restricted share units or other convertible securities and (B) as described or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or the Company’s filings with the SEC.

(xxv)   Neither the Company nor any of its directors, officers, affiliates or to the Company’s knowledge, controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities.

(xxvi)  The Company (a) is organized under the laws of Ontario and has its principal business operations in the United States; (b) has a class of securities registered pursuant to Section 12(b) of the Exchange Act; (c) (i) has been subject to the reporting requirements of Section 12 of the Exchange Act and has filed all the material required to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act for a period of at least 12 calendar months immediately prior to the filing of its most recent Annual Report on Form 40-F, and (ii) has filed in a timely manner all reports required to be filed during the 12 calendar months and any portion of a month immediately preceding the filing of its most recent Annual Report on Form 40-F; and (d) has not, since the end of the last fiscal year for which audited financial statements of the Company were included in a report filed pursuant to Section 13(a) or 15(d) of the Exchange Act: (i) failed to pay any dividend or sinking fund installment on preferred share, or (ii) defaulted: (A) on any installment or installments on indebtedness for borrowed money, or (B) on any rental on one or more long term leases, which defaults in the aggregate are material to the financial position of the Company.

(xxvii) The Company is a reporting issuer under the securities laws of each of the provinces of British Columbia, Alberta and Ontario and is in compliance in all material respects with all applicable securities laws in each of the provinces of British Columbia, Alberta and Ontario (including the rules, regulations, instruments, blanket orders, blanket rulings and written interpretations under such laws together with applicable published policies, policy statements and notices of the applicable securities commission or securities regulatory authority in each such jurisdiction), and is not on the list of defaulting reporting issuers maintained by the Canadian securities regulatory authorities in each such province that maintains such a list; and the Company has not filed any confidential material change reports which remain confidential at the date hereof. Without limiting the foregoing, the Company is in compliance in all material respects with its obligations to make timely disclosure of all material changes to its business, and certification requirements contained in National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings of the Canadian Securities Administrators with respect to the Company’s annual of and interim filings.

S-C-19

(xxviii) As of the date hereof, the Company is not considering effecting a reverse stock split or other combination of its outstanding common shares.

(c)     Any certificate signed by any officer of the Company and delivered to the Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to the Purchasers as to the matters covered thereby.

3.2     Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)     Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)     Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchasers acknowledge that the Securities may be subject to resale restrictions under applicable Canadian securities laws and agrees to comply with such restrictions.

S-C-20

(c)     Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d)     Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)     Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and, has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f)     Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

S-C-21

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1     Warrant Shares. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance or resale of the Warrant Shares or if the Warrant is exercised via cashless exercise, the Warrant Shares issued pursuant to any such exercise shall be issued free of all legends. If at any time following the date hereof the Registration Statement (or any subsequent registration statement registering the sale or resale of the Warrant Shares) is not effective or is not otherwise available for the sale or resale of the Warrant Shares, the Company shall immediately notify the holders of the Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale or resale of the Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any Purchaser to sell, any of the Warrant Shares in compliance with applicable federal and state securities laws). The Company shall use best efforts to keep a registration statement (including the Registration Statement) registering the issuance or resale of the Warrant Shares effective during the term of the Warrants.

4.2     Furnishing of Information. Until the earliest of the time that (i) no Purchaser owns Securities or (ii) the Warrants have expired, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

4.3     Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4     Securities Laws Disclosure; Publicity. The Company shall file a Current Report on Form 6-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. The Company and each Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and, except as may be required by law, neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause.

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4.5     Exercise Procedures. The form of Notice of Exercise included in the Warrants sets forth the totality of the procedures required of the Purchasers in order to exercise the Warrants. Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants. The Company shall honor exercises of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6     Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.7     Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.4, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

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4.8     Use of Proceeds. Except as set forth on Schedule 4.8 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables or payments on any revolving credit line in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Shares or Common Shares Equivalents, or (c) in violation of FCPA or OFAC regulations.

4.9     Indemnification of Purchasers. Subject to the provisions of this Section 4.9, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

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4.10    Reservation of Common Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of Common Shares for the purpose of enabling the Company to issue Warrant Shares pursuant to any exercise of the Warrants.

4.11    Listing of Common Shares. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Shares on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Warrant Shares on each such Trading Market and promptly secure the listing of all of the Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Shares traded on any other Trading Market, it will then include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Shares on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.12    Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction. Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.4. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

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4.13    Variable Securities. So long as any Warrants remain outstanding until the one year anniversary of the date hereof, the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement after the date hereof to effect any Subsequent Placement involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Shares at any time after the initial issuance of such Common Share Equivalents, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Common Share Equivalents or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares, other than pursuant to a customary anti-dilution provision or (ii) enters into any agreement (including, without limitation, an equity line of credit or an “at-the-market” offering) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). Each Purchaser shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

4.14    Additional Issuance of Securities. So long as any Purchaser beneficially owns any Securities, the Company will not, without the prior written consent of the Required Holders issue any other securities that would cause a breach or default under the Warrants. The Company agrees that for the period commencing on the date hereof and ending on the date immediately following the 90th calendar day after the Closing Date (the “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly:

(a)    file a registration statement under the Securities Act relating to securities that are not the Underlying Securities (other than a registration statement on Form S-8 or such supplements or amendments to registration statements that are outstanding and have been declared effective by the Commission as of the date hereof (solely to the extent necessary to keep such registration statements effective and available and not with respect to any Subsequent Placement)); provided that the Company may file any registration statement or prospectus with the Commission relating to securities issuable pursuant to the terms of the August Purchase Agreement or adjustable warrants issued by the Company pursuant to those certain Subscription Agreements by and between the Company and certain investors, dated as of September 22, 2015 and October 6, 2015;

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(b)     amend or modify (whether by an amendment, waiver, exchange of securities, or otherwise) any of the Company’s warrants to purchase Common Shares that are outstanding as of the date hereof; or

(c)     issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act)), any Common Share Equivalents, any debt, any preferred stock or any purchase rights, except for any Common Shares issued in connection with the current offering by the Company, which is understood to comprise the issuance to various subscribers or purchasers of up to 3,000,000 Common Shares (inclusive of the 1,500,000 Common Shares issued to the Purchaser herein) and 3,000,000 Warrants to purchase Common Shares (inclusive of the 1,500,000 Warrants issued to the Purchaser herein), on the same pricing terms, and on terms conditions no less favorable to the Company than those  set forth in this Agreement (the “Concurrent Issuance” and any such issuance, offer, sale, grant, disposition or announcement prohibited under this Section 4.14(c) (whether occurring during the Restricted Period or at any time thereafter) is referred to as a “Subsequent Placement”).

Notwithstanding the foregoing, this Section 4.14 shall not apply in respect of the Exempt Issuances.

ARTICLE V.
MISCELLANEOUS

5.1     Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before _________ ___, 2015; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2     Fees and Expenses. The Company shall reimburse the lead Purchaser a non-accountable fee of $15,000 for all costs and expenses incurred by it or its affiliates in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents (including, without limitation, as applicable, all reasonable legal fees of outside counsel and disbursements of Kelley Drye & Warren, LLP, counsel to the lead Purchaser, any other reasonable fees and expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith) (the “Transaction Expenses”) and shall be withheld by the lead Purchaser from its wire of the Subscription Amount payable to the Company at the Closing; provided, that the Company shall promptly reimburse Kelley Drye & Warren, LLP on demand for all Transaction Expenses not so reimbursed through such withholding at the Closing up to an amount that, when aggregated with such withholding at the Closing, shall not exceed $15,000. In addition to the Transaction Expenses, the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), fees of the depository trust company or broker’s commissions (other than for Persons engaged by any Purchaser) relating to or arising out of the transactions contemplated hereby, and any stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Purchasers.

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5.3     Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, and any Prospectus, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4     Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K.

5.5     Amendments; Waivers. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Purchasers, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf, including, without limitation, any transactions by any Purchaser with respect to Common Shares or the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements any Purchaser has entered into with, or any instruments any Purchaser has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Purchaser in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Purchaser or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Purchaser, or any instruments any Purchaser received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders (as defined below), and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 5.5 shall be binding on all Purchasers and holders of Securities, as applicable, provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on any Purchaser without such Purchaser’s prior written consent (which may be granted or withheld in such Purchaser’s sole discretion). No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 5.5 shall be binding on all Purchasers and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Purchaser without such Purchaser’s prior written consent (which may be granted or withheld in such Purchaser’s sole discretion). No consideration (other than reimbursement of legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, all holders of the Registered Shares, or all holders of the Warrants (as the case may be). From the date hereof and while any Warrants are outstanding, the Company shall not be permitted to receive any consideration from a Purchaser or a holder of Warrants that is not otherwise contemplated by the Transaction Documents in order to, directly or indirectly, induce the Company or any Subsidiary (i) to treat such Purchaser or holder of Warrants in a manner that is more favorable than to other similarly situated Purchasers or holders of Warrants, as applicable, or (ii) to treat any Purchaser(s) or holder(s) of Warrants in a manner that is less favorable than the Purchaser or holder of Warrants that is paying such consideration; provided, however, that the determination of whether a Purchaser has been treated more or less favorably than another Purchaser shall disregard any securities of the Company purchased or sold by any Purchaser. The Company has not, directly or indirectly, made any agreements with any Purchasers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Purchaser has made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. “Required Holders” means (I) prior to the Closing Date, Purchasers entitled to purchase, in the aggregate, at least a majority of the number of Registered Shares to be sold hereunder at the Closing and (II) on or after the Closing Date, holders of, in the aggregate, at least a majority of the Underlying Securities as of such time (excluding any Underlying Securities held by the Company or any of its Subsidiaries or any of their affiliates as of such time and excluding any Underlying Securities sold in open market transactions) issued or issuable hereunder or pursuant to the Warrants.

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5.6     Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

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5.7     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8     No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8.

5.9     Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10    Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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5.12    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13    Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return any Common Shares subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14    Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15    Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16    Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

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5.17    Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.18    Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19    Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20    Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Common Shares in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Shares that occur after the date of this Agreement.

S-C-32

5.21    WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

S-C-33

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SPHERE 3D CORP.		Address for Notice:

By:		Fax:
Name:
Title:

With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

S-C-34

[PURCHASER SIGNATURE PAGES TO ANY SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________

Signature of Authorized Signatory of Purchaser: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Email Address of Authorized Signatory:_________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: U.S.$

Warrants: _________________

EIN Number: _______________________

[   ] Notwithstanding anything contained in this Agreement to the contrary, by checking this box (i) the obligations of the above-signed to purchase the securities set forth in this Agreement to be purchased from the Company by the above-signed, and the obligations of the Company to sell such securities to the above-signed, shall be unconditional and all conditions to Closing shall be disregarded, (ii) the Closing shall occur on the third (3rd) Trading Day following the date of this Agreement and (iii) any condition to Closing contemplated by this Agreement (but prior to being disregarded by clause (i) above) that required delivery by the Company or the above-signed of any agreement, instrument, certificate or the like or purchase price (as applicable) shall no longer be a condition and shall instead be an unconditional obligation of the Company or the above-signed (as applicable) to deliver such agreement, instrument, certificate or the like or purchase price (as applicable) to such other party on the Closing Date.

[SIGNATURE PAGES CONTINUE]

S-C-35

UNLESS PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY TO OR FOR THE BENEFIT OF A CANADIAN PURCHASER UNTIL THE DATE THAT IS FOUR MONTHS AND A DAY AFTER .

EXHIBIT A-1

COMMON SHARE PURCHASE WARRANT

SPHERE 3D CORP.

Warrant Shares:	Issuance Date:

THIS COMMON SHARE PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after               (the “Issuance Date”) and on or prior to the close of business on the five year anniversary of the Issuance Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Sphere 3D Corp., an Ontario corporation (the “Company”), up to                 (as subject to adjustment hereunder, the “Warrant Shares”) common shares, no par value, of the Company (“Common Shares”). The purchase price of one Common Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.      Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated                  , among the Company and the purchasers signatory thereto.

Section 2.      Exercise.

a)      Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Issuance Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy (or e-mail attachment) of the Notice of Exercise in the form annexed hereto. Within three (3) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

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b)      Exercise Price. The exercise price per share of the Common Shares under this Warrant shall be $              , subject to adjustment hereunder (the “Exercise Price”).

c)      Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder, then this Warrant may only be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall, be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=	the ten day VWAP immediately preceding the time of delivery of the Notice of Exercise giving rise to the applicable “cashless exercise”, as set forth in the applicable Notice of Exercise (to clarify, the last “VWAP” will be the last VWAP as calculated over an entire Trading Day such that, in the event that this Warrant is exercised at a time that the Trading Market is open, the prior Trading Day’s VWAP shall be used in this calculation);

(B)	=	the Exercise Price of this Warrant, as adjusted hereunder; and

(X)	=	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised. The Company agrees not to take any position contrary to this Section 2(c).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Shares are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Shares so reported, or (d) in all other cases, the fair market value of a share of Common Shares as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

S-D-2

d)      Mechanics of Exercise.

i.      Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is three (3) Trading Days after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares; provided payment of the aggregate Exercise Price (other than in the case of a Cashless Exercise) is received within three Trading Days of delivery of the Notice of Exercise. The Company agrees to take commercially reasonable efforts to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.

     ii.      Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

S-D-3

     iii.      Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

     iv.      Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Common Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Common Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Common Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Common Shares upon exercise of the Warrant as required pursuant to the terms hereof.

     v.      No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round down to the next whole share.

S-D-4

     vi.      Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

     vii.      Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

      viii.      Legend. Any certificate representing Warrant Shares issued upon the exercise of this Warrant may bear the following legends:

"UNLESS PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY TO OR FOR THE BENEFIT OF A CANADIAN PURCHASER UNTIL THE DATE THAT IS FOUR MONTHS AND A DAY AFTER [INSERT WARRANT DISTRIBUTION DATE]. (In the event that no physical certificates are issued, the above constitutes written notice of the legend restriction under applicable Canadian securities laws.)

S-D-5

e)      Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Common Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Common Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Common Shares, a Holder may rely on the number of outstanding Common Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Common Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

S-D-6

Section 3.      Certain Adjustments.

a)      Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on its Common Shares or any other equity or equity equivalent securities payable in Common Shares (which, for avoidance of doubt, shall not include any Common Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Common Shares into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding Common Shares into a smaller number of shares or (iv) issues by reclassification of Common Shares any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Common Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)      Adjustment for Variable Rate Transactions. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall effect a Variable Rate Transaction (as defined in the Purchase Agreement) and the issue price, conversion price or exercise price per share applicable thereto (as applicable, and after any adjustment or reset triggered by the later trading price or quotation for the Common Shares after the initial issuance thereof or upon the occurrence of the specified or contingent events described therein, the “VRT Price”) is less than the Exercise Price then in effect, then upon the determination of such VRT Price, the Exercise Price shall be reduced and only reduced to equal the VRT Price. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance (as defined in the Purchase Agreement). The Company shall notify the Holder, in writing, no later than the Trading Day following the date of determination of the VRT Price, indicating therein the VRT Price (such notice, the “VRT Notice”). For purposes of clarification, whether or not the Company provides a VRT Notice pursuant to this Section 3(b), upon the determination of the VRT Price, the Holder is entitled to receive a number of Warrant Shares based upon the VRT Price regardless of whether the Holder accurately refers to the VRT Price in the Notice of Exercise.

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c)      Adjustment. If as of [             , 2016]1 (the “Adjustment Date”), the quotient of (x) the sum of the VWAP of the Common Shares for each Trading Day during the five (5) consecutive Trading Day period ending and including the Trading Day immediately preceding the Adjustment Date, divided by (y) five (5) (the “Adjustment Price”) is less than the Exercise Price then in effect, on the Adjustment Date the Exercise Price shall be adjusted to the Adjustment Price (in each case, subject to adjustment for any share split, share dividend, share combination, recapitalization or other adjustment during such measuring period).

d)      Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Share Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Common Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

e)      Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Common Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). To the extent that this Warrant has not been partially or completely exercised at the time of such Distribution, such portion of the Distribution shall be held in abeyance for the benefit of the Holder until the Holder has exercised this Warrant.

______________________________
1 Insert 180 day anniversary of the date of execution of the Purchase Agreement

S-D-8

f)      Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Common Shares (not including any Common Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of Common Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Common Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Common Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Common Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Common Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

S-D-9

g)      Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Shares (excluding treasury shares, if any) issued and outstanding.

h)      Notice to Holder.

     i.      Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

      ii.      Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Shares, (C) the Company shall authorize the granting to all holders of the Common Shares rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least five (5) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Shares of record shall be entitled to exchange their shares of the Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice until one (1) Business Day prior to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

S-D-10

Section 4.      Transfer of Warrant.

a)      Transferability. This Warrant and all rights hereunder (including, without limitation, any registration rights) are, subject to applicable Canadian securities laws including the legend restriction on the first page hereto, transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

S-D-11

b)      New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)      Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5.      Miscellaneous.

a)      No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

b)      Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

S-D-12

c)      Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)      Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Shares may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

S-D-13

e)      Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f)      Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g)      Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

 h)      Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i)      Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)      Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)      Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

S-D-14

l)      Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder. The Holder shall be entitled, at its option, to the benefit of any amendment of (i) any other similar warrant issued under the Purchase Agreement or (ii) any other similar warrant.

m)      Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)      Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

S-D-15

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

SPHERE 3D CORP.

By:
Name:
Title:

S-D-16

NOTICE OF EXERCISE

TO:      SPHERE 3D CORP.

(1) The undersigned hereby elects to purchase ________Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[  ] [if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

S-D-17

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated:	,
Holder’s Signature:
Holder’s Address:

S-D-18

PROSPECTUS

Common Shares
Warrants to Purchase Common Shares

________________________

We may offer and sell common shares, no par value, and/or warrants to purchase common shares in any combination as shall have an aggregate initial offering price not to exceed $40,000,000, from time to time in one or more offerings and in amounts, at prices and on terms that we will determine at the time of the offering. We will provide the specific terms of any securities offered, including their offering price and the methods by which we will sell the securities, in supplements to this prospectus. We may offer and sell the securities on an immediate, continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in the applicable prospectus supplement.

The prospectus supplements may also add, update or change other information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplements carefully before you make your investment decision.

Our common shares are traded on The NASDAQ Global Market under the symbol “ANY”. On August 24, 2015, the last reported sale price for our common shares on Nasdaq was $3.03 per share. Any of our common shares sold pursuant to a prospectus supplement will be listed on Nasdaq.

________________________

Our business and an investment in our securities involve significant risks. You should read the section entitled "Risk Factors" on page 6 of this prospectus and the risk factors incorporated by reference into this prospectus as described in that section before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell our common shares unless accompanied by a prospectus supplement which will describe the method and terms of the offering, including the specific plan of distribution.

________________________

The date of this prospectus is August 27, 2015.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may offer and sell common shares, no par value, and/or warrants to purchase common shares in any combination as shall have an aggregate initial offering price not to exceed $40,000,000, from time to time in one or more offerings and in amounts, at prices and on terms that we will determine at the time of the offering. This prospectus provides you with a general description of shares of the securities we may offer.

Each time we offer and sell securities pursuant to this registration statement, we will provide a prospectus supplement containing specific information about the terms of that offering, including a description of any risks related to that offering if those terms and risks are not described in this prospectus. That prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to any securities offering. The prospectus supplement may also add, update or change information contained in this prospectus.

You should read this prospectus, any prospectus supplement, the information and documents incorporated by reference, and the additional information described under the heading “Where You Can Find Additional Information” below carefully because these documents contain important information you should consider when making your investment decision. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement or the documents incorporated by reference for copies of the actual contract, agreements or other document. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information provided in this prospectus and the information and documents incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of any securities. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

In this prospectus, unless otherwise indicated or the context otherwise requires, references to “Sphere,” “we,” “company,” “us,” or “our” refer to Sphere 3D Corp. and its consolidated subsidiaries.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, applicable to foreign private issuers. We anticipate filing with the SEC, within three months after the end of each fiscal year, an Annual Report on Form 40-F containing financial statements audited by an independent accounting firm. We also file with the SEC Reports of Foreign Private Issuer on Form 6-K and other information with the SEC as required by the Exchange Act. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. You can find, copy and inspect information we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov which contains reports and other information that we file electronically with the SEC. You may also review such reports and other documents we file with the SEC on our website at http://www.sphere3d.com. Information included on our website is not a part of this prospectus. This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding our common shares and us, including exhibits.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” information into this prospectus. This means that we are disclosing important information to you by referring you to another document that has been separately filed with or furnished to the SEC. The information incorporated by reference is considered to be part of this prospectus, and certain information that we later file with or furnish to the SEC will automatically update and supersede the information contained in documents earlier filed with or furnished to the SEC or contained in this prospectus. The following documents filed with or furnished to the SEC are incorporated herein by reference:

•	Our Annual Report on Form 40-F (File No. 001-36532) filed with the SEC on March 31, 2015;

•

The description of our common shares contained in our Registration Statement on Form 8-A (File No. 001-36532) filed with the Commission on July 7, 2014 pursuant to Section 12 of the Exchange Act, and any other amendment or report filed for the purpose of updating such description;

•

The audited consolidated balance sheets of our company and subsidiaries as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012; the consolidated audited balance sheets of Overland Storage, Inc. and subsidiaries as of June 30, 2014 and 2013, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the fiscal years ended June 30, 2014 and 2013; the audited consolidated balance sheets of Tandberg Data S.à r.l. and subsidiaries as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012; the unaudited pro forma condensed combined financial information of our company, the Overland companies and the Tandberg companies giving effect to the acquisition of the Overland companies and derived from the historical consolidated financial statements and notes thereto of our companies; the description of the terms of our merger with Overland Storage, Inc., together with Annex A; and the description of the rights of our shareholders contained in our Registration Statement on Form F-4 (File No. 333- 197569) filed with the SEC on July 23, 2014, as subsequently amended;

•

Our Reports of Foreign Private Issuer on Form 6-K (File No. 001-36532) furnished to the SEC on April 1, 2015, May 15, 2015, July 31, 2015, August 13, 2015 (but not with respect to Exhibit 99.1, “News Release dated August 13, 2015”), and August 14, 2015 (but not with respect to Exhibit 99.8 "News Release dated August 13, 2015"); and

•

All Annual Reports on Form 40-F and all Reports of Foreign Private Issuer on Form 6-K (or portions thereof) that indicate that they are being incorporated by reference into this registration statement and that we file with the SEC on or after the date on which the registration statement is first filed with the SEC until the termination or completion of the offering under this prospectus.

Unless otherwise identified, documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this registration statement. We may incorporate future Reports of Foreign Private Issuer on Form 6-K (or portions thereof) that we furnish subsequent to the date of this prospectus by indicating in such Form 6-K (or portions thereof) that they are being incorporated by reference into this prospectus.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or by telephone from us as follows:

Sphere 3D Corp.
240 Matheson Blvd. East
Mississauga, Ontario L4Z 1X1
Attention: Investor Relations
(800) 729-8725

Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus or any prospectus supplement constitute forward-looking information that involves risks and uncertainties. This forward-looking information includes, but is not limited to, statements with respect to management’s expectations regarding our future growth and business plans, business planning process, results of operations, uses of cash, performance, and business prospects. This forward-looking information may also include other statements that are predictive in nature, or that depend upon or refer to future events or conditions. Statements with the words “could”, “expects”, “may”, “will”, “anticipates”, “assumes”, “intends”, “plans”, “believes”, “estimates”, “guidance” and similar expressions are intended to identify statements containing forward-looking information, although not all forward-looking statements include such words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events.

Although management believes the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are based on the opinions, assumptions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include, but are not limited to: our limited operating history; our ability to manage growth; our ability to integrate the businesses of Overland Storage, Inc. and V3 Systems, Inc.; the impact of competition; the investment in technological innovation; any defects in components or design of our products; the retention or maintenance of key personnel; the possibility of significant fluctuations in operating results; currency fluctuations; our ability to maintain business relationships; financial, political or economic conditions; financing risks; future acquisitions; our ability to protect our intellectual property; third party intellectual property rights; volatility in the market price for our common shares; our compliance with financial reporting and other requirements as a public company; conflicts of interests; future sales of our common shares by our directors, officers and other shareholders; dilution and future sales of common shares; acquisition-related risks and other factors described under the heading “Risk Factors”.

In addition, if any of the assumptions or estimates made by management prove to be incorrect, actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking information. Accordingly, investors are cautioned not to place undue reliance on such statements.

All of this forward-looking information is qualified by these cautionary statements. Statements containing forward-looking information are made only as of the date of such document. We expressly disclaims any obligation to update or alter statements containing any forward-looking information, or the factors or assumptions underlying them, whether as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

The following is only a summary and therefore does not contain all of the information you should consider before investing in our securities. We urge you to read this entire prospectus, including the matters discussed under “Risk Factors” and the risk factors incorporated by reference into this prospectus as described in that section, and the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC.

Our Company

We are a virtualization technology and data management solutions provider with a portfolio of products that address the complete data continuum. We enable the integration of virtual applications, virtual desktops, and storage into workflow, and allows organizations to deploy a combination of public, private or hybrid cloud strategies. We achieve this through the sale of solutions that are derived from its primary product groups: disk systems, virtualization, and data management and storage.

We have a global presence and maintain offices in multiple locations. Executive offices and our primary operations are conducted from our San Jose and San Diego, California locations. Our main office is located at 9112 Spectrum Center Blvd., San Diego, CA 92123. Our virtualization product development is primarily done from its research and development center near Toronto, Canada. Our European headquarters are located in Germany. We maintain additional offices in Singapore, Japan, and the United Kingdom.

We were incorporated on May 2, 2007 under the Business Corporations Act (Ontario) as “T.B. Mining Ventures Inc.”. Our registered office is located at 240 Matheson Blvd. East Mississauga, Ontario L4Z 1X1 and our main telephone number is (858) 571-5555. Our Internet address is http://www.sphere3d.com. Except for the documents referred to under “Where You Can Find Additional Information” which are specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. We have included our website address only as an interactive textual reference and do not intend it to be an active link to our website.

The Offering

We may offer and sell common shares, no par value, and/or warrants to purchase common shares in any combination as shall have an aggregate initial offering price not to exceed $40,000,000, from time to time in one or more offerings and in amounts, at prices and on terms that we will determine at the time of the offering.

When we use the term common shares in this prospectus, we mean any of our common shares we may offer with this prospectus from time to time, unless we indicate otherwise. This prospectus describes the general terms that may apply to our common shares; the specific terms of any particular common shares that we offer will be described in a separate supplement to this prospectus.

When we issue new common shares, we may offer them for sale to or through underwriters, dealers and agents, or directly to purchasers. The applicable prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

Unless we specify otherwise in an accompanying prospectus supplement, we will use the proceeds from the sale or other disposition of the common shares offered hereby for general corporate purposes.

For a discussion of factors you should consider before making an investment decision, see “Risk Factors” beginning on page 6, the risk factors incorporated by reference into this prospectus as described in that section, and the other information included in this prospectus or incorporated by reference.

Listing

Our common shares are listed on The NASDAQ Global Market and trades under the symbol “ANY”. Any common shares sold pursuant to a prospectus supplement will be listed on The NASDAQ Global Market.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider the risk factors set forth in our most recent Annual Report on Form 40-F on file with the SEC, which is incorporated by reference into this prospectus, as well as the following risk factors, which supplement or augment the risk factors set forth in our Annual Report on Form 40-F. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and the accompanying prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to Our Common Shares and this Offering

Our stock price has been volatile and your investment in our common shares could decrease in value.

The market price for securities of technology companies, including ours, historically has been highly volatile, and the market from time to time has experienced significant price and volume fluctuations that are unrelated to the operating performance of such companies. For example, during the 12-month period ended June 30, 2015, our closing stock price has ranged from a low of $3.14 to a high of $11.15. Fluctuations in the market price or liquidity of our common shares may harm the value of your investment in our common shares. You may not be able to resell your common shares at or above the price you pay for those shares due to fluctuations in the market price caused by changes in our operating performance or prospects and other factors, including, among others:

•	actual or anticipated fluctuations in our operating results or future prospects;

•	our announcements or our competitors’ announcements of new products;

•	public reaction to our press releases, our other public announcements and our filings with the SEC;

•	strategic actions by us or our competitors;

•	changes in financial markets or general economic conditions;

•	our ability to raise additional capital as needed;

•	developments regarding our patents or proprietary rights or those of our competitors; and

•	changes in stock market analyst recommendations or earnings estimates regarding our common shares, other comparable companies or our industry generally.

Future sales of our common shares could adversely affect the market price and our future capital-raising activities could involve the issuance of equity securities, which would dilute your investment and could result in a decline in the trading price of our common shares.

We may sell securities in the public or private equity markets if and when conditions are favorable, even if we do not have an immediate need for additional capital at that time. Sales of substantial amounts of common shares, or the perception that such sales could occur, could adversely affect the prevailing market price of our common shares and our ability to raise capital. We may issue additional common shares in future financing transactions or as incentive compensation for our executive management and other key personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding common shares. The market price for our common shares could decrease as the market takes into account the dilutive effect of any of these issuances.

Sales of shares issued in recent placements may cause the market price of our shares to decline.

We have recently closed private placements and issued common shares and warrants exercisable to purchase our common shares. Further, we have agreed to register with the SEC the common shares issued in these offerings and issuable upon exercise of the warrant for resale. Upon the effectiveness of the registration statements for these offerings, the common shares issued in the offerings and issuable upon exercise of the warrants may be freely sold in the open market. The sale of a significant amount of these common shares in the open market, or the perception that these sales may occur, could cause the market price of our common shares to decline or become highly volatile.

We may have to pay liquidated damages to our investors, which will increase our negative cash flows.

In connection with our recent private placements, we entered into registration rights agreements. Under the terms of these registration rights agreements, subject to certain limited exceptions, if registration statements covering the shares issued or issuable pursuant to warrants issued in such placements have not been declared effective within the time periods specified in the registration rights agreements or we otherwise fail to comply with certain provisions set forth in the registration rights agreements, then we will be required to pay liquidated damages. There can be no assurance that the registration statements will be declared effective by the SEC or will remain effective for the time periods necessary to avoid payment of liquidated damages.

We do not expect to pay cash dividends on our common shares for the foreseeable future.

We have never paid cash dividends on our common shares and do not anticipate that any cash dividends will be paid on the common shares for the foreseeable future. The payment of any cash dividend by us will be at the discretion of our board of directors and will depend on, among other things, our earnings, capital, regulatory requirements and financial condition.

Risks Related to Intellectual Property

Although we believe we have a proprietary platform for our technologies and products, we or our customers may in the future become subject to claims for infringement of intellectual property rights owned by others. Further, to protect our own intellectual property rights, we may in the future bring claims for infringement against others.

Our commercial success depends, in part, upon not infringing intellectual property rights owned by others. Although we believe that we have a proprietary platform for our technologies and products, we cannot determine with certainty whether any existing third party patents or the issuance of any third party patents would require us to alter our technology, obtain licenses or cease certain activities. We may become subject to claims by third parties that our technology infringes their intellectual property rights. While we provide our customers with a qualified indemnity against the infringement of third party intellectual property rights, we may become subject to these claims either directly or through indemnities against these claims that we routinely provide to our end-users and channel partners.

Further, our customers may use our products in ways that may infringe the intellectual property rights of third parties and/or require a license from third parties. Although we encourage our customers to use our products only in a manner that does not infringe third party intellectual property rights, and we know that most of our clients do so, we cannot guarantee that such third parties will not seek remedies against us for providing products that may enable our customers to infringe the intellectual property rights of others. We would vigorously defend any such claims.

In addition, we may receive in the future, claims from third parties asserting infringement, claims based on indemnities provided by us, and other related claims. Litigation may be necessary to determine the scope, enforceability and validity of third party proprietary or other rights, or to establish our proprietary or other rights. Furthermore, despite precautions, it may be possible for third parties to obtain and use our intellectual property without our authorization. Policing unauthorized use of intellectual property is difficult, and some foreign laws do not protect proprietary rights to the same extent as the laws of Canada or the United States. To protect our intellectual property, we may become involved in litigation. In addition, other companies may initiate similar proceedings against us. The patent position of information technology firms in particular is highly uncertain, involves complex legal and factual questions, and continues to be the subject of much litigation. No consistent policy has emerged from the U.S. Patent and Trademark Office or the courts regarding the breadth of claims allowed or the degree of protection afforded under information technology patents.

Some of our competitors have, or are affiliated with companies having, substantially greater resources than us and these competitors may be able to sustain the costs of complex intellectual property litigation to a greater degree and for a longer period of time than us. Regardless of their merit, any such claims could:

•

divert the attention of our management, cause significant delays, materially disrupt the conduct of our business or materially adversely affect our revenue, financial condition and results of operations;

•	be time consuming to evaluate and defend;
•	result in costly litigation and substantial expenses;
•	cause product shipment delays or stoppages;
•	subject us to significant liabilities;
•	require us to enter into costly royalty or licensing agreements;

•	require us to modify or stop using the infringing technology; or
•	result in costs or other consequences that have a material adverse effect on our business, results of operations and financial condition.

USE OF PROCEEDS

Unless we specify otherwise in the accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of our common shares and warrants for general corporate purposes. These purposes may include repayment of debt, working capital needs, capital expenditures, acquisitions and any other general corporate purpose. Pending application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.

If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in the accompanying prospectus supplement.

We may set forth additional information on the use of the net proceeds from the sale of the common shares and warrants we offer under this prospectus in the prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any of these methods of sale.

We may effect the distribution of the securities from time to time in one or more transactions either:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

The prospectus supplements relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities are listed.

We may grant underwriters who participate in the distribution of shares of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum compensation to be received by any FINRA member or independent broker/dealer generally, as calculated consistent with FINRA’s rules, may not be greater than 8.0% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market in accordance with Regulation M under the Exchange Act, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of their business for which they receive compensation.

Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Any common shares sold pursuant to a prospectus supplement will be listed on Nasdaq. We may apply to list any warrants on a securities exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for such securities.

We are registering the common shares issuable upon exercise of the warrants to permit the resale of these common shares by the holders of the warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sales of the common shares issuable upon exercise of the warrants. However, we will receive the exercise price of any warrants exercised for cash. To the extent that we receive cash upon exercise of any warrants, we expect to use that cash as described in the section entitled “Use of Proceeds.”

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of June 30, 2015, on an actual basis. You should read this table in conjunction with our consolidated financial statements and the related notes included in our Annual Report on Form 40-F, which is incorporated by reference herein.

As of June 30, 2015
(in thousands of US$)

Shareholders’ Equity
Common Shares	$114,976
Accumulated Deficit	(37,954)
Accumulated Other Comprehensive Loss	(1,489)

Total Shareholders’ Equity	75,533

Total Capitalization	$46,082

As of June 30, 2015
(in thousands of US$)

Revolving Credit Agreement	$5,000
Amended and Restated Loan and Security Agreement	4,951
Convertible Debenture (Long Term)	19,500

Total Indebtedness	$29,451

PRICE RANGE OF OUR SHARES

On December 28, 2012, our common shares commenced trading on the TSX Venture Exchange under the symbol “ANY”. On July 8, 2014, our common shares commenced trading on the Nasdaq Global Market under the symbol “ANY”. On December 10, 2014, we voluntarily delisted our common shares from the TSXV.

The tables below set forth, for the periods indicated, the per share high and low closing sales prices for our common shares as reported on the Nasdaq and the TSXV. TSXV closing prices of our common shares are presented in Canadian dollars, and the Nasdaq closing prices of our common shares are presented in U.S. dollars.

TSXV:

	ANY shares TSXV
	(in C$)
	High	Low
Annual information for 2012, 2013, 2014
2012 (from December 28, 2012)	0.80	0.74
2013	6.56	0.45
2014 (through December 10, 2014)	11.15	5.45
Quarterly information for the past two fiscal years and subsequent quarters:
2013, quarter ended
December 31	6.56	2.70
September 30	2.88	0.50
June 30	0.73	0.45
March 31	0.85	0.53
2014, quarter ended
December 31 (through December 10, 2014)	10.84	5.90
September 30	11.15	6.70
June 30	10.84	6.75
March 31	8.49	5.45

Nasdaq:

	ANY shares NASDAQ
	(in US$)
	High	Low
Annual information for 2014
2014 (from July 8, 2014)	10.00	5.21
2014, quarter ended
December 31	9.50	5.21
September 30 (from July 8, 2014)	10.00	6.15
2015, quarter ended
September 30 (through July 28, 2015)	5.71	5.03
June 30	5.17	3.14
March 31	7.13	3.47
Monthly information for the most recent six months
February 2015	4.66	3.47
March 2015	7.13	3.70
April 2015	4.27	3.14
May 2015	4.22	3.32
June 2015	5.17	3.66
July 2015	5.71	4.95

Fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar will affect any comparisons of our common shares traded on the TSXV and our common shares traded on the Nasdaq.

ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

We are a corporation governed by the Business Corporations Act (Ontario) and by the applicable federal laws of Canada. Certain of our directors and officers and some of the experts named in this prospectus reside outside the United States and a majority of their assets are located outside the United States. It may not be possible for you to effect service of process within the United States on these persons. Furthermore, it may not be possible for you to enforce against us or them, in the United States, judgments obtained in United States courts, because a significant portion of our assets and the assets of these persons are located outside the United States.

We have been advised that there are strong defenses that can be raised to the enforceability, in original actions in Canadian courts, of liabilities based on the United States federal securities laws or “blue sky” laws of any state within the United States and to the enforceability in Canadian courts of judgments of United States courts obtained in actions based on the civil liability provisions of the United States federal securities laws or any such state securities or blue sky laws such that the enforcement in Canada of such liabilities and judgments is not certain such that the enforcement in Canada of such liabilities and judgements is not certain. Therefore, it may not be possible to enforce those judgments against us, our directors and officers and some of the experts named in this prospectus.

OFFERING EXPENSES

The following table sets forth the estimated fees and expenses, other than underwriting discounts and commissions, expected to be incurred in connection with the offering or offerings described in this registration statement. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee		$4,648
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous expenses		*
Total	$	*

(*)

Estimated expenses are not presently known. An estimate of the aggregate expenses in connection with sale and distribution of our common shares being offered will be included in the applicable prospectus supplement.

SHARE CAPITAL

As of August 24, 2015, 39,584,054(1) common shares were issued and outstanding, all of which have been duly approved and are registered on our books. Our articles of amalgamation permit the issuance of an unlimited number of common shares. All of the outstanding common shares are fully paid and non-assessable. Within the past five years, more than 10% of our capital stock has been paid for with assets other than cash.

Our articles of amalgamation and Registration Statement on Form 8-A describe the rights attached to our common shares more fully. These documents are filed as exhibits to the registration statement of which this prospectus forms a part or are incorporated by reference. See the section entitled “Where You Can Find Additional Information” on page 1.

Nasdaq Stock Market Marketplace Rules permit Nasdaq-listed companies that are foreign private issuers to follow home country practices in lieu of the corporate governance provisions specified by the Nasdaq with limited exceptions. While we intend to comply with most of these rules, we plan to follow home country rules with respect to shareholder approval requirements for the issuance of securities in lieu of following Nasdaq's shareholder approval requirements under Nasdaq Listing Rule 5635. Other than with respect to certain actions, including consummation of amalgamations (mergers), plans of arrangement, and certain related party transactions, the Business Corporations Act (Ontario) and applicable Canadian securities legislation generally do not require that shareholders approve the issuance of securities. As a result of this election or if in the future we elect to follow other home country practices, shareholders may be afforded less protection than they otherwise would have under the Nasdaq corporate listing standards applicable to U.S. domestic issuers.

(1)

The number of common shares shown to be outstanding does not include common shares issuable or reserved for issuance upon the exercise of outstanding warrants or options granted or available under our equity compensation plans. At our June 2015 annual meeting of our shareholders, the shareholders ratified the adoption of our 2015 Performance Incentive Plan, initially authorizing the award of up to a maximum of 8,790,315 common shares pursuant to the plan, as well as our Employee Stock Purchase Plan, authorizing the purchase by employees of up to 2,000,000 common shares under the plan.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common shares in one or more series. We may issue warrants independently or together with common shares, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may sell, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus and the accompanying prospectus supplement. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the number of shares and the purchase price per share of common shares purchasable upon the exercise of warrants to purchase common shares;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the manner in which the warrant agreements and warrants may be modified;

•	information relating to book-entry procedures, if any;

•	if applicable, a discussion of material United States federal income tax considerations of holding or exercising the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant to purchase common shares will be adjusted proportionately if we subdivide or combine our common shares. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•

issue capital stock or other securities convertible into or exchangeable for common shares, or any rights to subscribe for, purchase or otherwise acquire common shares, as a dividend or distribution to holders of our common shares;

•	pay any cash to holders of our common shares other than a cash dividend paid out of our current or retained earnings;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common shares; or

•

issue common shares or additional stock or other securities or property to holders of our common shares by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common share warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of common shares and other securities and property those holders would have been entitled to receive had they held the common shares issuable under the warrants on the dates on which holders of those securities received or became entitled to receive the additional common shares and other securities and property.

Except as stated above, the exercise price and number of securities covered by a common share warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common share warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common shares, as applicable;

•	certain share exchanges, mergers, or similar transactions involving our company and which result in changes of the common shares, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common shares are entitled to receive common shares, securities or other property with respect to or in exchange for their securities, the holders of the common share warrants then outstanding will be entitled to receive upon exercise of their warrants the kind and amount of common shares and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Business Corporations Act (Ontario), we may indemnify a director or officer, a former director or officer or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with us or another entity on condition that (i) the individual acted honestly and in good faith with a view to our best interests or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at our request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual also had reasonable grounds for believing that his or her conduct was lawful. Further, we may, with court approval, indemnify an individual described above in respect of an action by or on our behalf or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with us or another entity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the individual fulfills condition (i) above. An individual as described above is entitled as a matter of right to indemnification from us in respect of all costs, charges and expenses reasonably incurred by such individual in connection with the defense of any civil, criminal, administrative, investigative or other proceedings to which such individual is subject if he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done, and has fulfilled conditions (i) and (ii) above.

In accordance with the Business Corporations Act (Ontario), we have agreed to indemnify each of our directors and officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative action or proceeding in which such individual is involved by reason of his association with us or another entity if he acted honestly and in good faith with a view to our best interests or such other entity, and he had reasonable grounds for believing that his conduct was lawful.

We maintain a policy of directors’ and officers’ liability insurance, which insures directors and officers for losses as a result of claims against our directors and officers in their capacity as directors and officers and also reimburses us for payments made pursuant to the indemnity provisions under our bylaws and the Business Corporations Act (Ontario).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the common shares offered hereby and certain other legal matters related to the securities being offered hereby will be passed upon for us by Stikeman Elliot LLP, 1155 René-Lévesque Blvd. West, 40th Floor, Montréal, QC H3B 3V2. In addition, certain other legal matters related to the securities offered hereby will be passed upon for us by O'Melveny & Myers LLP, 2765 Sand Hill Rd., Menlo Park, CA 94025.

EXPERTS

Moss Adams LLP, 4747 Executive Drive, Suite 1300, San Diego, CA 92121, an independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2014, and for the year then ended, included in our Annual Report on Form 40-F for the year ended December 31, 2014, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Further, Moss Adams has audited the consolidated financial statements of Overland Storage, Inc., as of June 30, 2014 and 2013, and for the years then ended, included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Collins Barrow Toronto LLP, Collins Barrow Place 11 King Street West, Suite 700 Toronto, Ontario M5H 4C7, a licensed public accounting firm, has audited our consolidated financial statements at December 31, 2013 and for the year ended December 31, 2013 included in our Annual Report on Form 40-F for the year ended December 31, 2014, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Further, Collins Barrow has audited our consolidated balance sheets, as of December 31, 2013 and 2012, and the related consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the fiscal years ended December 31, 2013 and 2012 included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

RSM Deutschland GmbH Wirtschaftsprüfungsgesellschaft, Friedrichstrasse 188, D-10117 Berlin, has audited the consolidated balance sheets of the Tandberg Companies, as of December 31, 2013 and 2012, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the years ended December 31, 2013 and 2012 included in our Form F-4, as set forth in its report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

2,880,000 Common Shares
Warrants to Purchase up to 2,880,000 Common Shares and the Common Shares Issuable Upon Exercise

PROSPECTUS SUPPLEMENT

November 30, 2015